UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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NATIONAL VISION HOLDINGS, INC.
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National Vision Holdings, Inc.
2020 Proxy Statement
Notice of Annual Meeting of Stockholders
Wednesday, June 10, 2020
1:00 pm, Eastern Time
National Vision
2435 Commerce Avenue, Building 2200
Duluth, Georgia 30096

2020 Proxy Statement      i

ii      2020 Proxy Statement

Dear Stockholders:
We are pleased to invite you to attend the National Vision Holdings, Inc. 2020 Annual Meeting of Stockholders on Wednesday, June 10, 2020, at 1:00 p.m., Eastern Time.
2019 was another record year filled with a number of highlights at National Vision. We delivered double-digit growth in net revenue in 2019, as well as our 72nd consecutive quarter of positive comparable store sales growth. We opened 75 stores in 2019, ending the year with 1,151 stores, and continued to gain share in the attractive optical retail market. The talent, passion and innovation of our optometrists and associates continue to inspire us as they work hard every day to make quality eye exams and eyewear more affordable to our patients and customers throughout the United States. Our financial performance also allows us to make key investments in our business, while also progressing our philanthropic activities focused on giving back to communities in the U.S. and around the world.
As we move further into 2020, we continue to closely monitor developments related to the coronavirus (COVID-19) pandemic. The safety and health of our customers, optometrists and employees remains our highest priority as we find ways to continue to deliver for our customers. Despite the uncertainty created by COVID-19 and the related volatility in the global economy, we remain focused on delivering value for you over the long term. We are also grateful to the heroic doctors, nurses, public servants and others who are on the frontlines of this unprecedented challenge.
Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, your vote is important to us. We encourage you to review the proxy materials and submit your vote today. Detailed information concerning the Annual Meeting is set forth in the Notice of Internet Availability of Proxy Materials you received in the mail and in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted during the meeting. Instructions for voting your shares are set forth in the Proxy Statement as well as in the Notice of Internet Availability of Proxy Materials you received in the mail. The Notice of Internet Availability of Proxy Materials, the Proxy Statement, and the enclosed proxy card and annual report are first being sent to stockholders on or about April 24, 2020.
Although we presently intend to hold the Annual Meeting in person at National Vision’s headquarters, located at 2435 Commerce Avenue, Building 2200, Duluth, Georgia 30096, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving situation regarding COVID-19. As a part of our precautions regarding COVID-19, we may impose additional procedures or limitations on meeting attendees (beyond those described in the Proxy Statement) and are also planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance in a press release and SEC filing, and details on how to participate will be available at www.nationalvision.com/investors. The Notice of Internet Availability of Proxy Materials, the proxy card and related materials would not be updated to reflect the change to a virtual meeting and you would need the control number provided to attend the virtual Annual Meeting. If we hold the Annual Meeting virtually, all shareholders will be afforded the same rights they would have had at a physical meeting. Please see the enclosed Notice of Annual Meeting of Stockholders for more details.
On behalf of the Board of Directors and everyone at National Vision, we are grateful for your continued support. Thank you for being a stockholder of National Vision Holdings, Inc.
Sincerely,

Nathaniel H. Taylor Chairman of the Board of Directors	L. Reade Fahs Chief Executive Officer
April 24, 2020
2020 Proxy Statement      1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DATE & TIME	1:00 p.m., Eastern Time, on Wednesday, June 10, 2020
PLACE	National Vision’s Headquarters 2435 Commerce Avenue Building 2200 Duluth, Georgia 30096
Although we presently intend to hold the Annual Meeting in person, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving situation regarding COVID-19. As a part of our precautions regarding COVID-19, we may impose additional procedures or limitations on meeting attendees (beyond those described in the Proxy Statement) and are also planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance in a press release, and details on how to participate will be available at www.nationalvision.com/investors. Your Notice of Internet Availability of Proxy Materials, proxy card and related materials would not be updated to reflect the change to a virtual meeting and you would need the control number provided to attend the virtual Annual Meeting. If we hold the Annual Meeting virtually, all shareholders will be afforded the same rights they would have had a physical meeting. Thus, it is very important that you retain your Notice of Internet Availability of Proxy Materials, proxy card and related materials, including your control number, through the date of the Annual Meeting.
ITEMS OF BUSINESS	1. To elect the Class III director nominees listed in the Proxy Statement.
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020.
3. To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.
4. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 15, 2020.
VOTING	You may vote your shares on the Internet, by telephone or by completing, signing and promptly returning a proxy card or you may vote in person at the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares personally, you may do so and such vote will supersede any prior vote recorded. Voting procedures are described on the following page and on the Notice of Internet Availability of Proxy Materials and the proxy card.
By Order of the Board of Directors,
Jared Brandman
Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on Wednesday, June 10, 2020: This Proxy Statement and our Annual Report
are available free of charge at www.edocumentview.com/EYE.

2      2020 Proxy Statement

PROXY STATEMENT SUMMARY
We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of National Vision Holdings, Inc. (the “Company”) for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and for any adjournment or postponement of the Annual Meeting. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting.
2020 ANNUAL MEETING OF STOCKHOLDERS

Date & Time	Location*	Record Date
June 10, 2020 1:00 p.m., Eastern Time	National Vision’s Headquarters 2435 Commerce Avenue Building 2200 Duluth, Georgia 30096	Record holders as of April 15, 2020 are entitled to notice of, and to vote at, the Annual Meeting

*
See disclosure earlier in the Notice of Annual Meeting regarding any potential change in location, procedures or the possibility that the Annual Meeting may be held solely by remote communications due to precautions regarding COVID-19.

On or about April 24, 2020, we started mailing the Notice of Internet Availability of Proxy Materials to our stockholders.
AGENDA AND VOTING RECOMMENDATIONS

Company Proposals	Board Recommendation
Proposal 1: Elect Class III Directors of the Company	FOR EACH NOMINEE
Proposal 2: Ratification of Deloitte & Touche LLP as Our Independent Auditor for 2020	FOR
Proposal 3: Advisory Vote to Approve Our Executive Compensation	FOR
HOW TO VOTE

If at the close of business on April 15, 2020, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy at the Annual Meeting. You may vote your shares over the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. See full instructions under the Important Information About Voting At the Annual Meeting section of this proxy statement on page 46.
If you are a stockholder of record, your vote must be received by 11:59 p.m., Eastern Time, on June 9, 2020 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.
CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

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Independent, non-executive Chair of the Board

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All independent directors, excluding our CEO

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100% independent Board committees

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4 new independent directors since 2014

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5 experienced current and former CEOs/CFOs

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2 women directors

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Regular Board executive sessions without management

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Robust director and executive stock ownership guidelines

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Anti-hedging policy

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Established shareholder engagement program

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Formal disclosure committee for financial reporting purposes

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Annual Board and Committee self-assessments

2020 Proxy Statement      3

PROXY STATEMENT SUMMARY
CURRENT NATIONAL VISION BOARD

Directors	Age	Director Since	Occupation	Director Class	Committee Membership
L. Reade Fahs*	59	2014	Chief Executive Officer, National Vision	I	—
Nathaniel Taylor**	43	2014	Head of Americas Consumer Retail Team, KKR & Co.	I	Compensation Committee Nominating & Corporate Governance Committee
Heather Cianfrocco	46	2019	CEO, UnitedHealthcare Community & State	II	Compensation Committee
Virginia Hepner	62	2018	Retired CEO, The Woodruff Arts Center	III	Nominating & Corporate Governance Committee (Chair) Audit Committee
D. Randolph Peeler	55	2014	Managing Director, Berkshire Partners LLC	II	Nominating & Corporate Governance Committee
Thomas V. Taylor, Jr.	54	2018	CEO, Floor & Decor	III	Compensation Committee (Chair) Audit Committee
David M. Tehle	63	2017	Retired CFO, Dollar General	III	Audit Committee (Chair)

*
All directors are independent, except for Mr. Fahs

**
Mr. N. Taylor serves as the independent Chair of the Board

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has selected Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020. Each year the audit committee evaluates the qualifications and performance of the Company’s independent registered public accountants and determines whether to re-engage the current independent registered public accountants. Based on this evaluation, the audit committee believes the continued retention of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.
4      2020 Proxy Statement

PROXY STATEMENT SUMMARY
EXECUTIVE COMPENSATION HIGHLIGHTS

We strive to create an executive compensation program that strikes the right balance of pay for performance with an overarching goal to motivate our leaders to contribute to the achievement of our financial goals and focus on long-term value for our stockholders without taking undue risk. Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation; and (3) long-term incentive awards. Each component is designed to be consistent with the Company’s compensation philosophy.
The Company’s fiscal 2019 performance included the following significant financial and operational results:
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Net revenue increased 12.2% to $1.72 billion

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72nd consecutive quarter of positive comparable store sales growth as of fiscal 2019 end

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Overall store count grew 6.4%, and fiscal 2019 ended with 1,151 stores

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Comparable store sales growth1 was 6.5%; adjusted comparable store sales growth1 was 6.2%

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Net income increased 38.7% to $32.8 million; adjusted net income1 increased 27.3% to $66.1 million

•
Adjusted EBITDA1 increased 15.1% to $200.7 million

•
Diluted EPS increased 34.2% to $0.40; adjusted diluted EPS1 increased 23.2% to $0.81

(1) For an explanation of our non-GAAP financial measures and a reconciliation of adjusted comparable store sales growth, adjusted net income, Adjusted EBITDA and adjusted diluted EPS to the most directly comparable GAAP measures, see Appendix A to this proxy statement.
The discussion on pages 21-43 more fully describes the design and evolution of our executive compensation program, including the Company’s performance for fiscal 2019 and its connection to executive officer compensation.
The compensation and governance practices that support these principles include the following:
What We Do:	What We Don’t Do:

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Pay for performance

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Maintain strong stock ownership guidelines for our named executive officers (“NEOs”)

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Require our NEOs to retain 50% of vested awards net of tax withholdings until they have met our ownership guidelines

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Provide market-level retirement benefits and limited perquisites

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Engage an independent compensation consultant to advise us on matters surrounding our compensation plans

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Review our compensation programs annually to prevent undue risk taking

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Hold an annual say-on-pay vote

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Establish target and maximum awards under our annual cash incentive program

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Maintain an established shareholder engagement program

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Require “Double-trigger” vesting for Change in Control in post-IPO equity awards

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No excise tax gross-ups upon a change-in-control

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No hedging of the Company’s stock by NEOs or directors

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No supplemental executive retirement plans

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No re-pricing of underwater stock options and no grants below 100% of fair market value without shareholder approval

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No significant perquisites for executive officers

2020 Proxy Statement      5

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
PROXY STATEMENT
PROPOSAL NO. 1—ELECTION OF DIRECTORS
What Am I voting on? Stockholders are being asked to elect each of the Class III director nominees named in this proxy statement to hold office until the 2023 Annual Meeting and until their respective successors are elected and qualified.
Voting Recommendation. Our Board of Directors recommends stockholders vote FOR the election of each Class III director nominee. The Nominating and Corporate Governance Committee evaluated and recommended the director nominees in accordance with its charter and our Corporate Governance Guidelines.
Vote Required. To be elected, a director must receive more FOR votes than the number of votes AGAINST that director.
Our Board of Directors oversees or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the audit committee, the nominating and corporate governance committee and the compensation committee. The Board is currently comprised of seven directors, six of whom are independent.
Our Certificate of Incorporation provides for a classified Board, with two directors currently in Class I (Messrs. N. Taylor and Fahs), two directors currently in Class II (Mr. Peeler and Ms. Cianfrocco), and three directors currently in Class III (Messrs. Tehle and T. Taylor and Ms. Hepner). One class of directors stands for election at each of our Annual Meetings of Stockholders, with directors elected to serve for staggered three-year terms. Upon the recommendation of our nominating and corporate governance committee, our Board has committed to submit for stockholder vote at the 2021 Annual Meeting a proposal to amend our certificate of incorporation to eliminate the classified Board and other governance provisions. See “Classified Board and Supermajority Sunset Commitment” below for more details.
The terms of our three current Class III directors expire on the date of the Annual Meeting, subject to the election and qualification of their successors. Upon the recommendation of the nominating and corporate governance committee, the Board has nominated David M. Tehle, Thomas V. Taylor, Jr. and Virginia A. Hepner for election as Class III directors for a three-year term expiring in 2023.
Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this proxy statement intend to vote the proxies held by them “FOR” the election of David M. Tehle, Thomas V. Taylor, Jr. and Virginia A. Hepner. We have no reason to believe that Messrs. Tehle and T. Taylor and Ms. Hepner will be unable or unwilling to serve if elected. If Messrs. Tehle and T. Taylor and Ms. Hepner cease to be a candidates for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.
6      2020 Proxy Statement

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Nominees for Election to the Board of Directors

Set forth below is certain information regarding each director nominee. Beneficial ownership of equity securities of each director nominee is shown under “Ownership of Our Securities” below.
Virginia A. Hepner

Director since: January 2018
Age: 62
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Ms. Hepner is the former President and Chief Executive Officer of The Woodruff Arts Center in Atlanta, Georgia, having served in that position from July 2012 to July 2017. Ms. Hepner has over 25 years of corporate banking experience with Wachovia Bank and its predecessors, having held numerous positions in corporate finance and capital markets until retiring in 2005 as an Executive Vice President. Ms. Hepner has been a member of the board of directors of Cadence Bancorporation since January 2019, serving on its audit committee, and had served as a director of State Bank Financial Corporation which merged with Cadence on January 1, 2019, serving on its audit committee and independent director committee, and as a director of its subsidiary bank, State Bank and Trust Company, from 2010 to 2019. Additionally, Ms. Hepner has been a member of the board of directors of Oxford Industries, Inc. since 2016, serving on its nominating, compensation and governance committee. Ms. Hepner holds a bachelor’s degree in finance from The Wharton School of the University of Pennsylvania.

Thomas V. Taylor, Jr.

Director since: September 2018
Age: 54
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Taylor has served as Floor & Decor’s Chief Executive Officer and as a director since December 2012, including during its 2017 IPO. Starting his retail career working at a Miami Home Depot store in 1983 at the age of 16, Mr. Taylor worked his way up through various operations roles to eventually serve as Executive Vice President of Operations responsible for all 2,200 Home Depot Stores; he also held the role of Executive Vice President of Merchandising and Marketing again for all stores. From 2006 to 2012, Mr. Taylor was Managing Director at Sun Capital Partners, during which time he served as a board member for more than 20 portfolio companies domestically and in Europe.

David M. Tehle

Director since: July 2017
Age: 63
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Tehle retired from Dollar General Corporation in July 2015 as Executive Vice President and Chief Financial Officer, having served in that role since 2004. Dollar General Corporation is a value discount retailer. Mr. Tehle has been a director of Jack in the Box Inc. since December 2004, serving on the audit and finance committees. Additionally, he joined the board of directors of US Foods Holding Corp. in 2016, and serves on the audit and compensation committees. From 2016 until 2019, he was a member of the board of directors of Genesco, Inc. and he also served on the audit committee. Mr. Tehle holds a B.S. from the University of Wisconsin-Oshkosh and an M.B.A. from the University of Michigan’s Ross School of Business.

2020 Proxy Statement      7

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Continuing Members of the Board of Directors

Set forth below is certain information regarding each director whose term continues beyond the Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Ownership of Our Securities” below.
L. Reade Fahs

Director since: March 2014
Age: 59
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Fahs has served as the Chief Executive Officer of National Vision, Inc. (“NVI”) since January 2003, having joined NVI in April 2002 as the President and Chief Operating Officer, and was appointed the Chief Executive Officer of National Vision Holdings, Inc. in March 2014. Prior to joining NVI, Mr. Fahs served as the Chief Executive Officer of First Tuesday and was Managing Director of Vision Express U.K. Previously, Mr. Fahs worked at LensCrafters, which he joined in 1986 for a decade of their most rapid growth. Mr. Fahs is the chairman of the board of directors of VisionSpring and co-founder of Frames for the World. Mr. Fahs also serves on the boards of RestoringVision, Ditto Technologies, Inc., Affordable Care, Inc. and Atlanta’s Alliance Theatre. Mr. Fahs holds a B.A. degree in English Literature from Harvard College.

Nathaniel H. Taylor

Director since: February 2014
Age: 43
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Taylor has served as Chairman of the Board since October 2017. Mr. Taylor joined KKR & Co. Inc. (“KKR”) in 2005 and currently is the Co-Head of Americas Private Equity and a member of the Investment Committee within KKR’s Americas Private Equity platform. Previously, he was the head of the Americas Consumer Retail team. Mr. Taylor also helped establish KKR’s Indian operations. Mr. Taylor has been involved with many investments at KKR and currently sits on the board of directors of Academy Sports + Outdoors, Mills Fleet Farm, and Nature’s Bounty Company. Before joining KKR, Mr. Taylor was with Bain Capital, where he was involved in the execution of investments in the retail, health care and technology sectors. Mr. Taylor holds a B.A. from Dartmouth College and an M.B.A. from Stanford University Graduate School of Business.

8      2020 Proxy Statement

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
D. Randolph Peeler

Director since: March 2014
Age: 55
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Peeler joined Berkshire Partners LLC (“Berkshire”) in 1996 and became a Managing Director in 2000. Before joining Berkshire, Mr. Peeler co-founded a privately-owned healthcare services company and also served as Special Assistant for the Assistant Secretary for Economic Policy in the U.S. Department of the Treasury. Mr. Peeler previously worked as a consultant with Cannon Associates and Bain & Co. Mr. Peeler is or has been a director of several Berkshire portfolio companies, including Affordable Care, Inc., Husky International, Inc., Lightower Fiber Networks and Curriculum Associates, LLC. Mr. Peeler has an A.B. from Duke University and an M.B.A. from Harvard Business School.

Heather Cianfrocco

Director since: July 2019
Age: 46
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Ms. Cianfrocco is the Chief Executive Officer of UnitedHealthcare Community & State and has served in that role since February 2018. From July 2017 until February 2018, Ms. Cianfrocco served as Senior Vice President of Health Advancement and Clinical Transformation for UnitedHealthcare Medicare & Retirement. From June 2016 until July 2017, she served as senior vice president of Clinical Strategy and Operations for UnitedHealthcare Community & State. Prior to that, Ms. Cianfrocco was the Northeast Region President for UnitedHealthcare Community & State from June 2012 until June 2016. Throughout her time with UnitedHealthcare, she has held other leadership positions within Community & State in legal, compliance, operations, and contracting. Before joining UnitedHealthcare, Ms. Cianfrocco worked in private legal practices in Pittsburgh, Pennsylvania where she concentrated on corporate and securities law, representing health care entities in mergers and acquisitions. Ms. Cianfrocco has a Bachelor of Arts degree from Pennsylvania State University, a Juris Doctorate from Duquesne University School of Law, and a Masters in Health Care Delivery Science from Dartmouth College.

2020 Proxy Statement      9

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Board Oversight

The primary responsibility of our Board is to oversee the affairs of the Company for the benefit of our stockholders and other stakeholders. As part of its responsibility, the Board oversees critical matters such as strategy, management succession planning, financial and other internal controls, corporate governance, risk management and compliance. To assist it in fulfilling its duties, our Board has delegated certain authority to its standing committees—the audit committee, the nominating and corporate governance committee and the compensation committee. The duties and responsibilities of these standing committees are described below under “Board Committees and Meetings.”
Director Independence

We believe the Company benefits from having a strong and independent Board. Under our Corporate Governance Guidelines and the Nasdaq Listing Rules, a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with management that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Corporate Governance Guidelines define independence in accordance with the independence standards in the current Nasdaq Listing Rules. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
Our Board has affirmatively determined that all of the directors and nominees for director, except Mr. Fahs, are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable Nasdaq guidelines. Mr. Fahs is not considered an independent director because of his employment as Chief Executive Officer of the Company. All members of the audit committee, compensation committee and nominating and corporate governance committee are independent.
In making its independence determinations, the Board considered and reviewed all information known to it, including information identified through annual directors’ questionnaires.
Composition of the Board of Directors

At each Annual Meeting, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third Annual Meeting following their election. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. See “Classified Board and Supermajority Sunset Commitment” below for more details of our Board’s commitment to submit for stockholder vote at the 2021 Annual Meeting a proposal that would eliminate the classified Board structure and certain other governance provisions.
Director Nomination Process

The nominating and corporate governance committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election by our stockholders in accordance with our Corporate Governance Guidelines. As the application of these factors involves the exercise of judgment, the nominating and corporate governance committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the nominating and corporate governance committee does at a minimum assess each candidate’s integrity, accountability, skills, experience, independence, other outside commitments and ability to work collegially with the other members of the Board of Directors. In addition, although the Board considers a diversity of viewpoints, background and experiences (including age, race and ethnicity) as important to the selection of directors to enhance the Board’s cognitive diversity, the Board does not have a formal diversity policy. The nominating and corporate governance committee may identify candidates for election to the Board of Directors on its own, or by considering recommendations from stockholders, officers and employees of the Company and other sources that the nominating and corporate governance committee deems appropriate. The nominating and corporate governance committee may retain a third-party search firm to assist in the identification of possible candidates for election to the Board of Directors.
10      2020 Proxy Statement

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure and address areas where additional expertise or skills may be needed, the Board of Directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
In particular, the members of our Board of Directors considered the following important characteristics, among others:
•
Mr. Fahs, our Chief Executive Officer, has many years of executive experience in the optical retail industry.

•
Mr. N. Taylor has significant financial, investment and operational experience from his involvement with numerous portfolio companies of KKR & Co. and its affiliated funds and has played active roles in overseeing those businesses.

•
Mr. Peeler has significant experience and expertise in private equity investments through his involvement in Berkshire’s investments.

•
Mr. Tehle has many years of experience as the chief financial officer of a publicly held company and as a director of publicly held companies and has significant knowledge of financial reporting, internal controls and procedures and risk management.

•
Ms. Hepner has leadership experience as the president and chief executive officer of a nationally-esteemed arts center, has significant financial expertise in corporate banking and capital markets having served as a senior officer with financial oversight responsibilities and has served as a director of publicly held companies.

•
Mr. T. Taylor has significant executive, financial and operational experience as the chief executive officer of a publicly held retail company.

•
Ms. Cianfrocco has leadership and business expertise, a depth of knowledge and experience in the health care industry as well as experience in private legal practice where she focused on corporate and securities law.

The nominating and corporate governance committee will consider director candidates recommended by stockholders on the same basis as recommendations from other sources. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the U.S. Securities and Exchange Commission (the “SEC”) to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. Stockholders wishing to propose a candidate for consideration may do so by submitting the required information to the attention of the Secretary, National Vision Holdings, Inc., 2435 Commerce Ave, Building 2200, Duluth, Georgia 30096. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the nominating and corporate governance committee for its consideration. These requirements are also described under “Stockholder Proposals for the 2021 Annual Meeting.”
Leadership Structure of the Board of Directors

As described in our Corporate Governance Guidelines, our Board directs and oversees the management of the business and the affairs of the Company using its business judgment to act in the best interests of the Company and its stockholders. As part of this oversight role, the Board selects and oversees the members of senior management who are charged by the Board with conducting the business of the Company. While our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company, our Board currently believes that having these positions separated, with Mr. N. Taylor serving as Chairman of the Board and Mr. Fahs serving as our Chief Executive Officer and also as a director, is the appropriate leadership structure at this time and demonstrates our commitment to good corporate governance. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Under our Corporate Governance Guidelines, should the Board determine that such positions should not be separated and the Chairperson of the Board is also the Chief Executive
2020 Proxy Statement      11

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Officer or a director who does not qualify as an independent director, the independent directors may annually elect from among themselves a lead independent director.
Board Oversight of Risk Management

Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its committees has extensive involvement in the oversight of the Company’s risk management. The Board engages in risk oversight throughout the year as a matter of course in fulfilling its role overseeing management and business operations, including receiving reports from management on the strategic plans and related risks facing the Company which range from financial risks to regulatory, legal, supply chain, COVID-19 or pandemic-related, competitive and information technology risks. The Board has delegated to its committees certain elements of its risk oversight function to better coordinate with management and serve the long-term interests of our stockholders. We believe that the leadership structure of our Board of Directors, along with the allocation of risk management responsibilities described below by appropriate committee oversight, provides appropriate risk oversight of our activities.
The audit committee oversees our risk management process with a specific focus on internal controls, financial statement integrity, compliance programs, fraud risk, legal matters and related risk mitigation. Along with the Board, the audit committee also receives regular reports from management to help ensure effective and efficient oversight and to assist in proper risk management, including with respect to cybersecurity, and the ongoing evaluation of management controls. Through its regular meetings with management, including the finance, legal, internal audit, and compliance functions and discussions, as appropriate, with our independent registered public accounting firm and internal auditors, the audit committee reviews and discusses significant areas of our business, including areas of risk and appropriate mitigating factors. Internal audit reports functionally and administratively to our Chief Financial Officer and directly to the audit committee.
The compensation committee reviews the risk profile of the Company’s compensation policies and practices, including a review of a risk assessment of our compensation programs and managing risk associated with human capital management, including employee recruitment and retention.
The nominating and corporate governance committee monitors risks relating to governance matters, including corporate responsibility and sustainability, and recommends appropriate actions in response to those risks.
Management Succession Planning

The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of senior management. The Board and compensation committee, together with the Chief Executive Officer, regularly reviews senior management talent and succession planning.
Executive Sessions

Executive sessions, which are meetings of the independent directors of the Board, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.
Board and Committee Evaluations

In order to increase the effectiveness of the Board, the nominating and corporate governance committee supervises a review and evaluation of the performance of the Board and its committees. The evaluation is conducted through a range of questions related to topics including structure of the Board and its committees, overall Board and committee effectiveness, oversight and risk management, strategy and Board access to information and resources. In 2019, an evaluation was conducted and completed with each director providing direct feedback. The evaluation results about the Board and its committees were reviewed and discussed by the nominating and corporate governance committee as well as the full Board.
Communications with the Board

As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of our Board of Directors, including the chairperson of our Board of
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BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Directors, the chairperson of any of the audit, compensation and nominating and corporate governance committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 2435 Commerce Ave, Building 2200, Duluth, GA 30096, who will forward such communication to the appropriate party.
Board Committees and Meetings

Our Board of Directors has an audit committee, a nominating and corporate governance committee and a compensation committee, each of which operates under a charter that has been approved by our Board.
The following table summarizes the current membership of each of the Board’s committees.
	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
L. Reade Fahs
Nathaniel H. Taylor		X	X
Heather Cianfrocco			X
Virginia A. Hepner	X	Chair
D. Randolph Peeler		X
Thomas V. Taylor, Jr.	X		Chair
David M. Tehle	Chair
All directors are expected to make every effort to attend all meetings of the Board of Directors, meetings of the committees of which they are members and the Annual Meeting of Stockholders. During the fiscal year ended December 28, 2019, the Board held seven meetings, the audit committee held eight meetings, the compensation committee held four meetings and the nominating and corporate governance committee, held four meetings. In addition, the Board, the audit committee, the compensation committee and the nominating and corporate governance committee acted by unanimous written consent several times during fiscal 2019. In fiscal 2019, other than Mr. N. Taylor and Ms. Cianfrocco, all directors attended 100% of the meeting of the Board of Directors and committees. Mr. N. Taylor attended 71% of the meetings of the Board of Directors as he was unable to attend two Board meetings due to extenuating circumstances. Ms. Cianfrocco attended 50% of the Board and committee meetings held after her appointment to the Board in July 2019 due to a pre-existing conflict for one meeting date prior to her joining the Board.
Audit Committee
Our audit committee consists of David M. Tehle, who serves as the Chair, Virginia A. Hepner and Thomas Taylor, Jr. Mr. Tehle, Ms. Hepner and Mr. T. Taylor each qualifies as an independent director under Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board of Directors has determined that Mr. Tehle and Ms. Hepner each qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
The audit committee is responsible for, among other things, preparing the audit committee report required by the SEC to be included in our proxy statement and assisting our Board of Directors with respect to its oversight of   (1) our risk management policies and procedures, (2) the audits and integrity of our financial statements, and the effectiveness of internal control over financial reporting, (3) our compliance with legal and regulatory requirements, including SEC filings, (4) the qualifications, engagement, performance and independence of the outside auditors, including approving all auditing and non-auditing services performed by our outside auditors and (5) approving the annual audit plans and the performance of our internal audit function.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Virginia Hepner, who serves as the Chair, Nathaniel H. Taylor and D. Randolph Peeler. Each member of the nominating and corporate governance committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines.
2020 Proxy Statement      13

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
The primary purpose of the nominating and corporate governance committee is to provide assistance to the Board of Directors by, among other things, determining the size, structure, composition, processes and practices of the Board and its committees and assessing director independence and qualifications. The committee also identifies, recommends and assists the Board in recruiting individuals qualified to become Board members, and takes a leadership role in shaping the corporate governance of the Company.
Compensation Committee
Our compensation committee consists of Thomas Taylor, Jr., who serves as the Chair, Nathaniel H. Taylor and Heather Cianfrocco. Each member of the compensation committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines.
The primary purpose of the compensation committee is to assist our Board of Directors in discharging its responsibilities relating to (1) setting our compensation philosophy and compensation of our executive officers and directors, (2) monitoring our equity-based and certain incentive compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement or annual report under the rules and regulations of the SEC.
Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board of Directors’ views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Board of Directors and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.
Our Corporate Governance Guidelines, audit, nominating and corporate governance and compensation committee charters, and other corporate governance information are available in the investors section of our website, www.nationalvision.com.
Code of Conduct

We are committed to ensuring our business is conducted ethically and legally. We maintain a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which we call our Code of Conduct. Our Code of Conduct is a “code of ethics” as defined in Item 406(b) of Regulation S-K and is posted in the investors section of our website, www.nationalvision.com.
We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website.
Hedging and Pledging Policies

The Company’s Securities Trading Policy requires executive officers and directors to consult the Company’s General Counsel prior to engaging in transactions involving the Company’s securities. Directors and executive officers are prohibited from hedging or monetization transactions including, but not limited to, variable forward contracts, equity swaps, collars and exchange funds, or from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or establishing a short position in the Company’s securities. The Company’s Securities Trading Policy discourages employees from purchasing the Company’s securities on margin, or borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan. For directors and officers, the pledging of Company securities is limited to those situations approved by the Company’s General Counsel.
Transactions with Related Persons

The Board has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the
14      2020 Proxy Statement

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. It is our policy that no related person transaction will be executed without the approval or ratification of the disinterested members of the Board or a committee of the Board.
Certain Related Person Transactions
Registration Rights Agreement. In connection with the acquisition of NVI in March 2014 by affiliates of KKR (the “KKR Acquisition”), we entered into a registration rights agreement with affiliates of KKR and private equity funds managed by Berkshire (the “Sponsors”) and with other persons who may become party thereto. Subject to certain conditions, the registration rights agreement provided certain affiliates of KKR with an unlimited number of  ”demand” registrations, and provided certain affiliates of Berkshire with two “demand” registrations following an initial public offering. The registration rights agreement also provided that we would pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act. Following secondary offerings in 2018 and 2019, neither Sponsor retains any further demand registration rights following our IPO.
Relationship with KKR Capital Markets. KKR Capital Markets LLC, an affiliate of KKR, acted as a lead arranger with respect to the refinancing of our first lien credit agreement, dated as of July 18, 2019, and received $1.0 million in fees in connection therewith.
Relationship with KKR Credit. As of December 28, 2019, investment funds or accounts managed or advised by the global credit business of KKR no longer held our term loans under our first lien and second lien credit agreements.
Management Stockholder’s Agreements. In connection with the KKR Acquisition and thereafter, we entered into Management Stockholder’s Agreements with certain of our senior executive officers and other employees who made an equity investment in us or were granted equity based awards. The Management Stockholder’s Agreements provide for management stockholders’ ability to cause us to repurchase their outstanding stock and options in the event of their death or disability, and for our ability to cause a management stockholder to sell his or her stock or options back to the Company upon certain termination events.
Agreements with Directors and Officers. In addition, we have certain agreements with our directors and officers which are described in the Executive Compensation section below. In connection with our IPO, we entered into indemnification agreements with our directors. These agreements and our Bylaws require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. There is currently no pending material litigation or proceeding involving any of our directors for which indemnification is sought.
Stockholder Engagement

In connection with and following our IPO, we have been committed to stockholder engagement and we greatly value the input we receive from our stockholders. Our investor relations team and members of our senior management are in frequent communication with stockholders on a variety of matters, primarily focused on our operations and financial performance. In 2019, we established an additional component of our stockholder engagement program focused on corporate governance, executive compensation, corporate social responsibility and other ESG matters of interest to our stockholders. As part of our engagement efforts, we conducted stockholder outreach with several of the Company’s top institutional investors representing approximately 55% of our shares outstanding. Many of these stockholders expressed the view that they were looking for progress over time on the Company’s governance practices, continued evolution and disclosure on the Company’s philanthropic, environmental and social responsibilities, and had no major issues or concerns with the Company’s executive compensation program. After careful consideration of the stockholder feedback, the Board approved a commitment to sunset our classified Board and supermajority voting provisions in our organizational documents (as discussed further below in “Classified Board and Supermajority Sunset Commitment”).
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BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Classified Board and Supermajority Sunset Commitment

Our nominating and corporate governance committee and our Board carefully considered the advantages of a classified board, majority and plurality voting standards for the election of directors, analyzed current corporate governance trends, and evaluated the appropriateness of a classified Board and supermajority voting provisions in light of our overall corporate governance structure and recent stockholder engagement efforts (as discussed further above). Following consideration of our current governance structure and strong corporate governance practices, as well as feedback received from stockholders, the Board, upon the recommendation of the nominating and corporate governance committee, has committed to submitting for stockholder vote at the 2021 Annual Meeting a management proposal to amend our certificate of incorporation to eliminate the classified Board and certain supermajority provisions within it.
Philanthropy and Corporate Social Responsibility

We strive to align our actions with our Company vision—“We believe everyone deserves to see their best to live their best.” The need for eye care and eyewear is a critical national and global issue. We focus our philanthropy efforts in the optical sector, where we feel we can make the greatest difference. We are proud to be working with organizations and individuals, both domestically and around the world, to provide solutions so more people can get the care they need.
In addition to our philanthropic efforts, we understand the importance of acting responsibly as a business, employer and corporate citizen. Engagement on corporate social responsibility is important to us and our stakeholders. Following our stockholder engagement outlined above, we are focused on a commitment to balancing the social, economic, human capital management and environmental aspects of our business and to developing additional disclosure to highlight our aspirations and achievements in these areas in the future.
Compensation of Directors

Directors who are our employees do not receive remuneration for serving on our Board. In 2019, our director compensation program consisted of the following:
•
Annual cash retainer of $75,000, paid quarterly, in arrears.

•
The Chair of the audit committee, compensation committee and nominating and corporate governance committee received annual cash retainers of $20,000, $15,000 and $10,000, respectively, paid quarterly, in arrears.

•
Annual $100,000 restricted stock grant, which will vest on the first anniversary of the grant date, subject to continued service through the applicable vesting date.

Our directors are not paid any fees for attending meetings. However, our directors are reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings.
The compensation committee, with assistance from its independent compensation consultant, reviews the director compensation program regularly to ensure the program is structured consistent with best practices and current trends. As part of this review, the director compensation program is benchmarked against the same compensation peer group used for executive compensation benchmarking, as described later in the Compensation Discussion & Analysis section. The compensation committee last reviewed director compensation in December 2018 and made appropriate changes based upon the results at that time.
2020 Matters. On March 25, 2020, in light of the unprecedented impact of COVID-19, the Board elected to reduce the remainder of their annual cash retainers for 2020 to $1.
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BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
The following table reflects all cash compensation paid and the aggregate market value of stock awards granted earned to our non-employee directors for service in fiscal 2019:
Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)	Total ($)
Nathaniel H. Taylor(3)	37,500	—	—	—
Heather Cianfrocco	37,500	100,000	—	137,500
Virginia A. Hepner(4)	95,000	100,000	—	195,000
D. Randolph Peeler(5)	37,500	—	—	—
Thomas V. Taylor, Jr.	90,000	100,000	—	190,000
David M. Tehle	95,000	100,000	—	195,000

(1)
Includes all annual retainer fees paid in cash to the directors. Messrs. N. Taylor and Peeler became eligible to receive annual cash retainers halfway through the 2019 board service year, and, in lieu of receiving such cash retainers, Messrs. N. Taylor and Peeler donated their cash retainers to 20/20 Quest, a National Vision sponsored charitable foundation. Ms. Cianfrocco joined our Board on July 24, 2019 and her annual cash retainer was prorated for her partial year of service. Ms. Cianfrocco donated $9,375 of her cash retainer to 20/20 Quest.

(2)
The amount reported reflects the grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) associated with the grant to each director as of such grant date. See Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2019 (the “2019 Form 10-K”) for an explanation of the assumptions made in the valuation of these awards. The grant date fair value of the annual award that was granted on June 12, 2019 for all directors (other than Ms. Cianfrocco) was $100,000 for the 3,532 shares of restricted stock granted to such directors. The grant date fair value of the 3,116 shares of restricted stock granted to Ms. Cianfrocco in July 2019 was $100,000. As of December 28, 2019, Ms. Cianfrocco held 3,116 shares of unvested restricted stock, Ms. Hepner held 5,108 shares of unvested restricted stock, Mr. T. Taylor held 4,997 shares of unvested restricted stock, Mr. Tehle held 7,407 shares of unvested restricted stock.

(3)
At the request of Mr. N. Taylor, the compensation committee approved in September 2019 a program in which (i) in lieu of paying his cash retainer for Board service and any committee chairperson service directly to Mr. N. Taylor, the Company would instead make a quarterly donation of such retainer in Mr. N. Taylor’s name to the Company’s foundation or another charity of his choosing and (ii) Mr. N. Taylor would not receive the restricted stock award to which non-employee directors are entitled under the director compensation program.

(4)
In 2019, upon recommendation of the compensation committee, Ms. Hepner received a one-time additional retainer fee of  $10,000 as Chair of the nominating and corporate governance committee in light of the anticipated workload in the first year following the creation of the committee.

(5)
At the request of Mr. Peeler, the compensation committee approved in June 2019 a program in which (i) in lieu of paying his cash retainer for Board service and any committee chairperson service directly to Mr. Peeler, the Company would instead make a quarterly donation of such retainer in Mr. Peeler’s name to the Company’s foundation or another charity of his choosing and (ii) Mr. Peeler would not receive the restricted stock award to which non-employee directors are entitled under the director compensation program.

Director Stock Ownership Guidelines. In February 2019, the Board of Directors adopted stock ownership guidelines (the “Guidelines”) applicable to our executive officers and directors who are not members of management and who are not affiliated with KKR and Berkshire (the “Covered Directors”). Under the Guidelines, Covered Directors are required to hold a specific level of equity ownership, as a multiple of annual cash retainer. The Guidelines currently require Covered Directors to hold 5x the annual cash retainer. There is no required time frame within which a Covered Director must attain the applicable stock ownership level under the Guidelines. However, until the applicable ownership level is achieved, Covered Directors must retain 50% of vested shares net of stock option exercise and tax withholding. Shares that count toward these ownership guidelines include shares owned outright, shares held in the Company’s 401(k) or other retirement plan, shares of time-based restricted stock (whether vested or unvested) and vested stock options issued prior to the Company’s IPO. The retention requirement applies to all prior and future grants.
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Audit Committee Matters
PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What Am I voting on? Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2020.
Voting Recommendation. Our Board of Directors recommends stockholders vote FOR the ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2020.
Vote Required. Although the audit committee has sole authority to appoint the Company’s independent registered public accounting firm, the Board submits its selection to our stockholders for ratification as a matter of good corporate governance. The proposal must be approved by a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting. If our stockholders should not ratify the appointment of Deloitte & Touche LLP, the audit committee will reconsider the appointment.
The audit committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2020.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. The representative(s) will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.
The shares represented by your proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.
Audit and Non-Audit Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP for the audit of our financial statements for 2019 and 2018 and for fees billed for other services rendered by Deloitte during those periods.
	Fiscal Year 2019	Fiscal Year 2018
Audit fees(1)	2,064,280	2,539,484
Audit-related fees	0	0
Tax fees(2)	—	25,000
All other fees	—	—
Total	2,064,280	2,564,484

(1)
Includes the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements and the quarterly reviews of its financial statements, and assistance with documents filed with the SEC

(2)
Includes the aggregate fees for professional services rendered for tax compliance, and tax consultation and planning.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence and the audit committee’s charter, the audit committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The audit committee, prior to such engagement, pre-approves independent public accounting firm services within each category and the fees of each category are budgeted. During the year, circumstances may arise when it may become necessary to engage the
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Audit Committee Matters
independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.
Report of the Audit Committee

The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—Audit Committee.” Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.” In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the SEC.
Submitted by the audit committee of the Company’s Board of Directors:
Audit Committee
David M. Tehle, Chair
Virginia A. Hepner
Thomas V. Taylor, Jr.
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EXECUTIVE COMPENSATION
PROPOSAL NO. 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION
What Am I voting on? As required pursuant to Section 14A of the Exchange Act, stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis below.
Voting Recommendation. Our Board of Directors recommends stockholders vote FOR the advisory vote to approve our named executive officer compensation.
Vote Required. The proposal must be approved by a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The compensation committee takes very seriously its role in the governance of the Company’s compensation programs and values thoughtful input from stockholders. The compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.
At the Company’s 2018 Annual Meeting of Stockholders, our stockholders indicated their preference that we should seek future advisory votes every year on named executive officer compensation. Based on the recommendation of the Board in the Company’s 2018 proxy statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on named executive officer compensation, the Company determined to hold an advisory vote on named executive officer compensation every year. Accordingly, our stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.
The text of the resolution in respect of Proposal No. 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion is hereby APPROVED.”
In considering their vote, stockholders may wish to review the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 21 to 32, the compensation tables and narrative discussion on pages 33 to 37, and the discussion regarding the compensation committee on page 32.
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EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Section Overview
Our executive compensation program is designed to attract and retain a talented executive team with the skills and qualifications to manage and lead the Company effectively. We strive to create an executive compensation program that strikes the right balance of paying for performance with an overarching goal to motivate our leaders to contribute to the achievement of our financial goals and focus on long-term value creation for our stockholders, without taking undue risk.
This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers (“NEOs”), which include our Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers and two former executive officers who served in such capacities during the fiscal year ended December 28, 2019. Our NEOs for fiscal 2019 were:
Name	Position
L. Reade Fahs	Chief Executive Officer and Director
Patrick R. Moore	Senior Vice President, Chief Financial Officer
Jared Brandman	Senior Vice President, General Counsel and Secretary
Bill Clark	Senior Vice President, Chief People Officer
Melissa Rasmussen	Senior Vice President, Chief Accounting Officer
Jeff McAllister*	Special Advisor to the Board
Chris Beasley*	Former Senior Vice President, Accounting and Controller

*
On January 10, 2019, Mr. McAllister transitioned from his position as Chief Operating Officer to a new position as Special Advisor to the Board. Mr. Beasley resigned his role as Chief Accounting Officer on July 29, 2019 and terminated his employment with the Company on September 4, 2019.

Mr. Brandman joined the Company in 2017 as Vice President, Assistant General Counsel and Assistant Secretary and transitioned to the role of Senior Vice President, General Counsel and Secretary effective February 13, 2019. Mr. Clark joined the Company in June 2019 as Senior Vice President, Chief People Officer, responsible for leading, integrating and enhancing the human resources, training and organizational development functions. Ms. Rasmussen joined the Company in July 2019 as Chief Accounting Officer, responsible for overseeing all aspects of the Company’s accounting function.
Executive Summary
The following information summarizes the Company’s 2019 performance and our key executive compensation actions and decisions. Additional information about these topics can be found in the Company’s 2019 Form 10-K and this proxy statement.
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EXECUTIVE COMPENSATION
2019 Business Highlights
In fiscal 2019, we achieved significant financial and operational results including:
•
Net revenue increased 12.2% to $1.72 billion

•
72nd consecutive quarter of positive comparable store sales growth as of fiscal 2019 end

•
Overall store count grew 6.4%, and fiscal 2019 ended with 1,151 stores

•
Comparable store sales growth1 was 6.5%; adjusted comparable store sales growth1 was 6.2%

•
Net income increased 38.7% to $32.8 million; adjusted net income1 increased 27.3% to $66.1 million

•
Adjusted EBITDA1 increased 15.1% to $200.7 million

•
Diluted EPS increased 34.2% to $0.40; adjusted diluted EPS1 increased 23.2% to $0.81

$1.72
$1.53
2019
2018
Net Revenue
(billions)

$200.7
$174.4
2019
2018
Adj. EBITDA
(millions)

(1)
For an explanation of our non-GAAP financial measures and a reconciliation of adjusted comparable store sales growth, adjusted net income, Adjusted EBITDA and adjusted diluted EPS to the most directly comparable GAAP measures, see Appendix A to this proxy statement.

2019 Compensation Highlights
National Vision became a publicly traded company in 2017. In prior years, the Company’s compensation programs reflected the transition from private to public ownership. In 2019, the compensation committee moved to more closely align our compensation programs with those found in the competitive market to continue attracting and retaining high-quality executives capable of executing the Company’s strategy and delivering value for stockholders. Key actions taken by the compensation committee include the following highlights:
•
Base Salary—In February, the compensation committee approved executive officer salary increases ranging from 3% to 5%, to more closely align compensation opportunities with the competitive market.

•
Annual Cash Incentive Plan—Starting for fiscal 2019, the compensation committee simplified the incentive performance/payout schedule from six tiers (Threshold and Tiers I through V) to three points for 2019 (Threshold, Target, and Maximum). Annual incentive awards pay out between 0% and 200% of target, based on performance against our Adjusted EBITDA target. Based on Adjusted EBITDA performance of  $210.16 million, the fiscal 2019 Short Term Incentive Plan (“STIP”) funded at 139.4% of target.

•
Long-Term Incentive Program—The Company adopted a long-term incentive program, granting each of our NEOs (other than Mr. McAllister) time-vesting stock options and performance-based restricted stock units (“PSUs”). PSUs will vest between 0% and 200% of target, based on performance against our three-year Adjusted EBITDA growth target.

•
Pay-for-Performance—National Vision is committed to aligning executive compensation to the Company’s performance. The charts below illustrate that the majority of our NEOs’ compensation is performance-based.

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EXECUTIVE COMPENSATION
Compensation Philosophy and Approach
Our mission is making quality eye care and eyewear more accessible and affordable. In order to do this, we must attract, engage and retain highly talented individuals who are committed to our core values of doing what is right, creating happiness every day and being energized to serve. Our compensation programs are designed to help us achieve these goals. We expect our executive team to possess and demonstrate strong leadership and management capabilities and continue to execute against our strategic growth initiative. To reward and retain our leaders, including our NEOs, we have designed a total compensation approach that rewards both short-term and long-term success.
Compensation Objectives
Our compensation program for executives is currently designed to support the following objectives:
•
Motivate executives to meet or exceed Company performance goals. A significant portion of each NEO’s total compensation is directly tied to the achievement of the Company’s overall business and performance goals;

•
Attract and retain talented executives. The Company seeks to provide overall levels of compensation that are market competitive to attract, retain and motivate highly qualified executives to continue to enhance long-term equity value; and

•
Link the financial interests of executives and stockholders. In order to foster a strong relationship between stockholder value and executive compensation, a significant portion of compensation is composed of equity-based incentive awards. Additionally, NEOs are subject to stock ownership guidelines that ensure they retain a significant portion of their vested equity awards.

Program Design. Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation (STIP); and (3) long-term incentive awards (LTIP). Each component is designed to be consistent with the Company’s compensation philosophy.
Our compensation packages are designed to promote integrity, leadership, teamwork, ownership and initiative by our employees whose performance and responsibilities directly affect our results. We strive to create competitive compensation packages for all employees that encourage them to achieve our long-term business goals without taking unnecessary risks. We believe that, to attract and retain talented senior executives, we must provide them with a competitive level of predictable compensation that rewards their continued service. We also believe that performance-based compensation plays a significant role in aligning senior executives’ interests with those of our stockholders and should be emphasized in the overall program structure. We motivate and reward NEOs for successfully executing our business strategy and believe that a combination of both short-term and long-term compensation creates an optimal pay-for-performance environment.
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EXECUTIVE COMPENSATION
Consistent with prior practice, we do not intend to adhere to rigid formulas or react to short-term changes in business performance in determining the amount and mix of compensation elements.
What We Do:	What We Don’t Do:

✓
Pay for performance

✓
Maintain strong stock ownership guidelines for our NEOs

✓
Require our NEOs to retain 50% of vested awards net of tax withholdings until they have met our ownership guidelines

✓
Provide market-level retirement benefits and limited perquisites

✓
Engage an independent compensation consultant to advise us on matters surrounding our compensation plans

✓
Review our compensation programs annually to prevent undue risk taking

✓
Hold an annual say-on-pay vote

✓
Establish target and maximum awards under our annual cash incentive program

✓
Maintain an established shareholder engagement program

✓
Require “Double-trigger” vesting for Change in Control in post-IPO equity awards

✗
No excise tax gross-ups upon a change-in-control

✗
No hedging of the Company’s stock by NEOs or directors

✗
No supplemental executive retirement plans

✗
No re-pricing of underwater stock options and no grants below 100% of fair market value without shareholder approval

✗
No significant perquisites for executive officers

Consideration of Say on Pay Votes. We are pleased that stockholders representing over 99% of the shares voted on the Say on Pay Proposal at the 2019 Annual Meeting expressed their support and approval of our NEO compensation described in our 2019 proxy statement. Following the compensation committee’s review and consideration of this stockholder support, as well as the other factors discussed in more detail in “—Our Annual Compensation-Setting Process” below, the compensation committee determined to make no changes to its approach to executive compensation except as discussed further in this “Compensation Discussion and Analysis.” During 2019, we established our stockholder engagement program and sought feedback from stockholders representing approximately 55% of the Company’s outstanding common stock (see “Stockholder Engagement” earlier in this proxy statement for a description of our program) and feedback was received across a range of topics, including executive compensation.
Our Annual Compensation-Setting Process
Role of the Compensation Committee
Our executive compensation plans and programs are administered by our compensation committee. Our compensation committee is responsible for reviewing and approving, or recommending to our full Board of Directors, equity compensation grants and other aspects of compensation, including base salaries and the administration of our Short Term Incentive Plan (“STIP”) for employees at and above the Vice President level. Our compensation committee is also responsible for recommending to the full Board of Directors, the compensation of our CEO and determining and approving the compensation of other executive officers, as recommended by our CEO and Chief People Officer. At the beginning of each performance cycle, the compensation committee or the Board of Directors, as applicable, approves financial goals designed to align executive pay with company performance and stockholder interests, provide competitive pay opportunities dependent on performance, retain talent, create optimal stockholder value and mitigate material risk. These approvals include reviewing and setting performance goals under the STIP and Long-Term Incentive Program (“LTIP”), and reviewing and approving awards (including the terms and conditions of such awards) under the STIP and LTIP for all executive officers (other than the CEO).
Role of Independent Members of the Board of Directors
Independent members of our Board assist in setting executive compensation by assessing the performance of the CEO, reviewing the compensation committee’s assessment of the CEO’s performance and approving the compensation of the CEO based on the recommendation of the compensation committee.
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EXECUTIVE COMPENSATION
Role of Management
In setting executive compensation for 2019, our CEO and our former Chief Human Resources Officer worked closely with the compensation committee in managing the executive compensation program, along with gathering information for and attending meetings of the compensation committee. Our CEO made recommendations to the compensation committee regarding compensation for the executive officers (other than himself), including base salary amounts and equity compensation grants. Our CEO and CFO also provided input in discussions regarding the development of annual Company performance goals for which annual incentive payouts under our STIP and PSU awards under LTIP could be earned.
Role of the Compensation Consultant
The compensation committee has engaged Meridian Compensation Partners, LLC (“Meridian”) to assist the Committee regarding various executive compensation matters and to serve as its independent compensation consulting firm. In connection with this appointment, in 2019 the compensation committee reviewed Meridian’s independence, including considering the factors specified in the NASDAQ listing standards and receiving confirmation by Meridian of its independent status. The compensation committee believes that Meridian is independent and that there is no conflict of interest between Meridian and the compensation committee. Meridian assists the compensation committee in reviewing the effectiveness and competitiveness of the Company’s executive compensation program, including an annual risk assessment of the program, and makes recommendations consistent with the Company’s pay philosophy, market trends, legal and regulatory considerations and the Company’s overall business needs. In addition to providing advice regarding executive compensation best practices, Meridian also provides market data as a background for recommendations regarding CEO and other executive base salary and annual and long-term incentives.
Use of Comparative Market Data
We aim to compensate our executive officers competitively in the market for executive talent. To gain a general understanding of current market compensation practices, our compensation committee reviewed the findings as presented in a market study conducted by Meridian. The external market data reviewed included proxy data from the peer group companies described below and general industry survey data. The peer group reflects a mix of industries that together represent our business and scope of operations (as measured by annual revenue, market capitalization and number of employees). At the time of the selection of the peer group, the Company was near the 45th percentile of the peer group in revenue and 43rd percentile in market capitalization. We believe it is appropriate for the peer group to reflect both the retail component as well as the health care aspects of our business. In 2018, the compensation committee approved updates to the peer group and Alere, Inc., Amsurg Corp, Kate Spade & Co., Surgical Care Affiliates Inc., Ulta Salon Cosmetics and Fragrances, U.S. Physical Therapy Inc. and VCA Inc. were removed from the peer group and At Home Group, Inc., Floor & Decor Holdings, Inc., Movado Group, Inc., Merit Medical Systems, Inc., Ollie’s Bargain Outlet Holdings, Inc., Oxford Industries, Inc. and Quorum Health Corporation were added to the peer group. These updates were made as certain prior peer companies were acquired by other companies and to align with the selection criteria for the peer group noted above. The data from the peer group below was reviewed in connection with compensation decisions for 2019. The current peer group consists of the following 15 companies:
Align Technology, Inc. At Home Group, Inc. Columbia Sportswear Co. Dentsply Sirona Inc. Five Below, Inc. Floor & Decor Holdings, Inc. Merit Medical Systems, Inc. Movado Group, Inc.	Ollie’s Bargain Outlet Holdings, Inc. Oxford Industries, Inc. Quorum Health Corporation Surgery Partners Inc. The Container Store Group, Inc. The Cooper Companies, Inc. West Pharmaceutical Services, Inc.

*
For 2020 compensation decisions, Quorum Health Corporation and Movado Group, Inc. were removed and Caleres, Inc. and ICU Medical, Inc. were added to better align the peer group to the selection criteria described above.

As more fully described below under “—Compensation Elements,” the compensation committee reviewed the compensation data provided by Meridian and set total compensation for our NEOs accordingly. The compensation committee did not target a specific percentile with respect to the peer group in determining our NEOs’ total compensation, nor did it establish a prescribed mix of pay for our executives.
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EXECUTIVE COMPENSATION
Compensation Elements
Each element of the compensation program complements the others and, together, is intended to achieve the compensation committee’s principal compensation objectives. When decisions about compensation for an executive officer are made, the impact on the total value of all these elements of compensation for the individual is considered. For executives, the compensation committee reviews competitive market data and establishes target total direct compensation opportunities (i.e., salary, annual incentive and annual long-term incentive targets) based on the following factors: corporate performance, competitive market data and the circumstances surrounding the executive’s initial hiring or promotion to a position with increased responsibilities.
Base Salary
We believe it is important to provide a competitive fixed level of pay to attract and retain talented and experienced executives capable of driving the Company’s business strategy. In determining the amount of base salary that each NEO receives, we look to the executive’s current compensation, time in position, any change in the executive’s position or responsibilities (including complexity and scope), and the relation of his or her position to those of other executives within the Company and in similar positions at peer companies. Base salaries are reviewed annually or at other times when appropriate and may be increased from time to time pursuant to such review.
Consistent with this approach, in February 2019, the compensation committee approved adjustments to the base salaries of Mr. Fahs from $900,000 to $927,000, and Mr. Moore from $430,000 to $450,000, effective in April 2019. Mr. Clark, Mr. Brandman, and Ms. Rasmussen each began serving in their current roles in 2019. Their salaries in their roles as of June, February and July 2019, respectively, were $320,000, $300,000, and $270,000, respectively. Mr. McAllister transitioned in 2019 to the role of Special Advisor to the Board, a non-officer position. Mr. McAllister’s salary in this role as of February 2019 was $591,000. Mr. Beasley’s employment with the Company ended in September 2019 and, at that time, his salary was $257,500.
On March 25, 2020, in light of the unprecedented impact of COVID-19, Mr. Fahs elected to reduce his base salary to $1 for the remainder of 2020 and the Company’s other executive officers elected to reduce their respective base salaries by 30% until further notice.
Annual Cash Incentive Program—Short Term Incentive Plan (STIP)
In fiscal year 2019, our executives participated in the STIP, which is an annual cash incentive program. The primary purpose of the STIP is to focus management on key measures that drive financial performance and to provide competitive bonus opportunities tied to the achievement of our annual financial and strategic growth objectives.
We believe that tying NEO bonuses to Company performance goals encourages collaboration across the executive leadership team. For fiscal 2019, STIP awards were based on achievement of a STIP Adjusted EBITDA goal (with Adjusted EBITDA as defined on Annex A plus STIP expense and change in the margin on unearned revenue). The compensation committee has reserved the ability to adjust the actual Adjusted EBITDA results to exclude the effects of unplanned or unusual items (whether favorable or unfavorable).
The compensation committee approved the STIP design, targets and Adjusted EBITDA goal in February 2019 as part of the annual compensation setting process. Each NEO’s target annual bonus under the STIP is expressed as a percentage of base salary with the targets ranging from 37.5% to 100% for 2019. Actual STIP awards were calculated by multiplying each NEO’s base salary by his or her payout percentage. STIP awards could be earned at 100% of target if the Company achieved 2019 STIP Adjusted EBITDA of  $201.4 million. For 2019, the STIP was simplified to include threshold, target, and maximum levels of performance and corresponding payouts. Awards could be earned at more or less than target based on the pre-established scale set forth in the following table:
	STIP Adjusted EBITDA ($million)	Payout (% of Target)
Maximum	$223.6	200%
Target	$201.4	100%
Threshold	$181.3	50%
Actual	$210.2	139.4%
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EXECUTIVE COMPENSATION
For performance percentages between the specified threshold, target, and maximum levels, payouts were interpolated on a straight-line basis.
The compensation committee has the ability to exercise positive or negative discretion and award a greater or lesser amount to our NEOs than the amount determined by the scale above if it determines that circumstances so warrant. The compensation committee did not exercise such discretion in fiscal 2019.
For fiscal 2019, the Company’s STIP Adjusted EBITDA achieved was $210.2 million, resulting in a payout percentage of 139.4%. The NEOs earned STIP awards for fiscal 2019 as follows, which are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” later in this proxy statement.
Named Executive Officer	2019 Base Salary Earned	Target STIP (as a Percentage of Base Salary)	Target STIP Amount	Achievement Factor as a Percentage of Target Amount	Actual STIP Award
L. Reade Fahs	$919,211	100%	$919,211	139.4%	$1,281,776
Patrick R. Moore	$444,231	60%	$266,539	139.4%	$371,669
Jared Brandman	$298,915	50%	$149,458	139.4%	$208,409
Bill Clark	$171,077	50%	$85,539	139.4%	$119,278
Melissa Rasmussen	$109,039	37.5%	$40,889	139.4%	$57,017
Jeff McAllister	$590,342	60%	$354,205	139.4%	$493,904
Chris Beasley	$168,652	37.5%	$63,245	139.4%	$89,188

Long-Term Incentive Program
In connection with our IPO, our Board of Directors adopted, and our stockholders approved, the National Vision Holdings, Inc. 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”). The 2017 Omnibus Plan replaced the 2014 Stock Incentive Plan for Key Employees of Nautilus Parent, Inc. and its Subsidiaries (the “2014 Stock Plan,” and together with the 2017 Omnibus Plan, the “Equity Incentive Plans”). The purpose of our 2017 Omnibus Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to the Company’s long-term success and aligning their interests with those of our stockholders.
2019 LTIP Awards
In February 2019, following an evaluation, with the assistance of Meridian, of the equity-based incentives for our executive officers, the compensation committee adopted a new long-term incentive program (“LTIP”). As part of our normal annual compensation cycle, all of our NEOs, excluding those who were not employed at the time, were granted the following awards under the 2017 Omnibus Plan: (1) time-vesting stock options (representing 50% of the total target value of fiscal 2019 LTIP awards for each NEO) and (2) performance-vesting restricted stock units (“PSUs”) (representing the remaining 50% of the total target value of fiscal 2019 LTIP awards for each NEO). Messrs. Clark and McAllister and Ms. Rasmussen did not receive a February 2019 grant as they were either not employed or were not executive officers at the time of grant.
2019 Stock Option Awards. Stock option awards are granted for shares of Company common stock and generally vest over a three-year period. The options granted in fiscal 2019 vest in three equal annual installments, with one-third of the total number of shares underlying the options vesting on each of the first, second, and third anniversaries of March 1, 2019, subject to the executive’s continued employment through the applicable vesting date.
2019 PSU Awards. PSU awards are earned over a three-year performance period and are conditioned on the Company’s achievement of certain Adjusted EBITDA growth targets, as set forth in the PSU award agreement. The actual value of the PSUs that vest based on the Adjusted EBITDA growth performance measure is based on an achievement factor which, in each case, ranges from a 50% payout for threshold performance, 100% for target performance, and 200% for maximum performance. To the extent that performance falls between the applicable
2020 Proxy Statement      27

EXECUTIVE COMPENSATION
threshold, target or maximum levels, payouts will be determined using linear interpolation. Should the Adjusted EBITDA performance fall below the threshold performance level, the achievement factor for the PSUs will be 0% of the target award and no PSUs would be earned. PSU performance goals and the target awards for our executive officers are established each February, shortly after the beginning of the fiscal year. The PSU awards granted in fiscal 2019 will be settled after the end of the respective three-year performance period, which began on the first day of our 2019 fiscal year and ends on the last day of our 2021 fiscal year. The Adjusted EBITDA definition for the 2019 PSU awards performance measure is set forth in Annex A attached to this proxy statement.
Changes for 2020 STIP and LTIP Awards
For fiscal 2020, the compensation committee has approved a new vehicle mix for LTIP awards under the 2017 Omnibus Plan. NEOs received their 2020 LTIP awards in a mix of 25% time-based stock options, 50% PSUs and the remaining 25% in time-based restricted stock units (“RSUs”).
In addition, beginning with the STIP and LTIP awards granted in fiscal 2020, the Company has updated its definition of certain non-GAAP measures, including Adjusted EBITDA. Adjusted EBITDA will no longer exclude new store pre-opening expenses and non-cash rent. The 2019 PSU awards will continue to use the prior 2019 definition of Adjusted EBITDA for the Adjusted EBITDA growth performance measure for the remainder of the three-year performance period.
In light of the COVID-19 pandemic, the Compensation Committee may reevaluate the performance goals and incentives associated with our executive incentive program later in 2020 when more information regarding the impact of the pandemic is known. We will communicate any material changes in accordance with applicable disclosure obligations.
2019 Special Retention and Sign-On Awards
In November 2019, the compensation committee approved special one-time retention awards to each of the NEOs (other than Mr. Fahs) consisting of time-based RSUs valued at $300,000. The RSUs were awarded on November 18, 2019 (the grant date) and vest over four years, with half of the total number of shares underlying the RSUs vesting on the second anniversary of the grant date and one-quarter vesting on each of the third and fourth anniversaries of the grant date, subject to the executive’s continued employment through the applicable vesting date.
In order to attract talented executives and compensate individuals for compensation forfeited at their prior employers, the compensation committee approved certain payments to two NEO hires in 2019. In 2019, Mr. Clark received (i) a cash sign-on bonus of  $50,000, (ii) a one-time stock option award grant valued at $250,000, which vests over a three year period in three equal annual installments on the first, second and third anniversaries of June 11, 2019 (the grant date) and (iii) a one-time PSU award grant valued at $250,000 to be earned over a three-year performance period conditioned on the Company’s achievement of certain Adjusted EBITDA growth targets, as set forth in the PSU award agreement, subject to Mr. Clark’s continued employment with the Company through each vesting date for the equity awards.
In 2019, Ms. Rasmussen received (i) a cash sign-on bonus of  $25,000, (ii) a one-time stock option award grant valued at $80,000, which vests over a three year period in three equal annual installments on the first, second and third anniversaries of July 29, 2019 (the grant date) and (iii) a one-time PSU award grant valued at $80,000 to be earned over a three-year performance period conditioned on the Company’s achievement of certain Adjusted EBITDA growth targets, as set forth in the PSU award agreement, subject to Ms. Rasmussen’s continued employment with the Company through each vesting date for the equity awards.
Prior Outstanding Equity Awards
Pre-IPO Options
Messrs. Fahs, Moore, Brandman and Beasley received grants of stock option awards, which we refer to as the “Pre-IPO Options” under the 2014 Stock Plan in 2014 (for Messrs. Fahs, Moore and Beasley) and 2017 (for Mr. Brandman).
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EXECUTIVE COMPENSATION
These Pre-IPO Options consisted of 40% time-based and 60% performance-based options. All of the performance-based Pre-IPO Options vested and are exercisable. Other than Mr. Brandman’s time-based Pre-IPO Options, all time-based Pre-IPO Options vested and are exercisable. The time-based Pre-IPO Options granted to Mr. Brandman vest as to 20% of the shares subject to such option on each anniversary of grant. Accordingly, all shares subject to such time-based options that were awarded to Mr. Brandman in 2017 will be vested and exercisable as of August 14, 2022, the fifth anniversary of the grant date to Mr. Brandman.
On August 14, 2017, in connection with the start of his employment, our Board of Directors granted Mr. McAllister an option to purchase 362,317 shares of our common stock under our 2014 Stock Plan, with an exercise price of  $15.74 per share (the “McAllister 2017 Options”), with such options consisting of 40% time-based and 60% performance-based options. On February 1, 2019, in connection with his transition from the Chief Operating Officer position to Special Advisor to the Board and pursuant to the McAllister Transition Agreement (as discussed in further detail below), the vesting terms of the remaining McAllister 2017 Options were modified as follows:
•
The time-based options continue to vest as to 20% of the shares subject to such option on each anniversary of the grant date, except that, with respect to the 28,985 time-based options scheduled to vest on August 14, 2021, such options will instead vest on December 31, 2021, subject to Mr. McAllister’s continued employment with the Company through such date.

•
The first tranche of 43,478 performance-based options scheduled to vest based on actual performance through December 31, 2018, vested as of such date based on actual performance.

•
With respect to the two remaining tranches of 43,478 performance-based options, the first tranche vested on December 31, 2019 and the second scheduled tranche will vest on December 31, 2020, but subject to Mr. McAllister’s continued employment with the Company through such date.

In the event that Mr. McAllister terminates his employment prior to December 31, 2020 for any reason (other than when grounds for “cause” exist), the McAllister 2017 Options will continue to vest as if no such termination of employment had taken place (subject only to Mr. McAllister’s continued compliance with the restrictive covenant agreement, as defined in the McAllister Transition Agreement). The time-based and performance-based McAllister 2017 Options fully vest upon a change in control.
IPO-Related Options
In connection with our IPO, on October 25, 2017, our Board of Directors granted Mr. Moore a time-based stock option award to purchase 92,443 shares of our common stock under our 2017 Omnibus Plan, with an exercise price of  $22.00 per share (the “Moore 2017 Options”). The Moore 2017 Options vest in three substantially equal installments on each of the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.
Management Stockholder’s Agreement
Each of our NEOs, other than Mr. Clark and Ms. Rasmussen, is party to a Management Stockholder’s Agreement with the Company. The Management Stockholder’s Agreement, along with an applicable option agreement, generally govern each such NEO’s rights with respect to shares of common stock of the Company held by such NEO prior to our IPO, including such NEO’s stock option awards and contain certain rights and obligations of the parties thereto. The Pre-IPO Options are subject to certain put and call rights pursuant to the Management Stockholder’s Agreement.
Restrictive Covenants
In addition, our NEOs have agreed to specified restrictive covenants, including confidentiality and non-disparagement covenants and covenants related to non-competition and non-solicitation of our employees, consultants and independent contractors at all times during the NEO’s employment, and for specific periods following the termination of employment for any reason. The post-employment restricted time periods are as follows: Mr. Fahs for twenty four months after termination; Messrs. Moore, Brandman and McAllister for eighteen months after termination; and Messrs. Clark and Beasley and Ms. Rasmussen for twelve months after termination.
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EXECUTIVE COMPENSATION
Perquisites and Other Benefits
The benefits and perquisites provided to our NEOs are not a material part of executive compensation and are largely limited to those offered to our employees generally, or that we have otherwise determined are necessary or appropriate to attract and retain talented executives. Our NEOs are eligible for specified benefits, such as group health, dental, disability and life insurance. These benefits are intended to provide competitive and adequate protection in case of sickness and the NEOs participate in these plans on the same basis as all other employees.
We provide specified perquisites to our NEOs when appropriate, including relocation as required. We also provide our executives, including our NEOs, with additional basic life insurance coverage and supplemental long-term disability and accidental death insurance. In addition, we provide our CEO with tax accounting services and a Young Presidents’ Organization (“YPO”) membership. These perquisites are intended to enable us to attract and retain highly qualified employees for key positions and the compensation committee considers them to be reasonable and consistent with our overall compensation program. The value of these perquisites and other personal benefits are reflected in the “All Other Compensation” column to the “Summary Compensation Table” and the accompanying footnotes below.
401(k) Savings Plan. Our eligible U.S. employees, including our NEOs, participate in the National Vision, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”). Eligible employees are eligible to enroll in the 401(k) Plan during the first month following three months of service with the Company. Under the 401(k) Plan, we match 50% of the first 3% of a participant’s contributions. The Company’s matching contributions vest pro rata over each of the following four years of employment with the Company.
Associate Stock Purchase Plan. We have maintained an Associate Stock Purchase Plan (the “ASPP”) since 2018. The ASPP provides all our eligible U.S. employees, including our NEOs, the opportunity to purchase up to $25,000 in our common stock annually at a 10% discount to the market price of our stock.
Severance Benefits
The Company provides severance benefits to its executives in order to offer competitive total compensation packages and to be competitive in the Company’s executive attraction and retention efforts. On December 11, 2018, the Board of Directors adopted and approved the National Vision Holdings, Inc. Executive Severance Plan (the “Executive Severance Plan”), which replaced our prior severance plan for eligible employees in the Executive Severance Plan (as well as any supplements to that plan in which our NEOs were previously eligible to participate). The Executive Severance Plan provides for severance payments and benefits to eligible executives, including our NEOs, upon a termination of employment by the Company without cause or by the executive for good reason (each as defined in the Executive Severance Plan), in each case, subject to the (i) executive’s execution and non-revocation of a release of claims in favor of the Company and (ii) continued compliance with the executive’s confidentiality, non-interference and invention assignment obligations to the Company. See “Potential Payments upon Termination or Change in Control,” which describes the payments to which each of the NEOs may be entitled under the Executive Severance Plan.
McAllister Transition Agreement
Mr. McAllister transitioned from his position as Chief Operating Officer of the Company to Special Advisor to the Board of Directors, effective January 10, 2019. In connection with his transition, the Company and Mr. McAllister entered into a Transition Agreement, dated February 1, 2019 (the “McAllister Transition Agreement”), pursuant to which Mr. McAllister will serve as a Special Advisor to the Company’s Board through December 31, 2020. Under the McAllister Transition Agreement, (i) Mr. McAllister will receive a base salary of  $591,000 for 2019 and $606,000 for 2020, (ii) his other compensation and benefits will remain the same as in effect immediately prior to the role change, providing that his annual STIP award for 2019 and 2020 will be no lower than the target STIP amount, (iii) his outstanding stock option awards will continue to vest in ordinary course, provided that performance-vesting stock options scheduled to vest based on performance in 2019 or 2020 will vest at the end of the applicable performance period based solely upon continued employment through such date, and (iv) in the event Mr. McAllister resigns prior to the expiration of his employment term as a Special Advisor, provided he is not in violation of his restrictive covenant agreement, he will continue to receive his base salary, annual STIP award and continued vesting of his outstanding stock options as if no such termination of employment had taken place.
Beasley Separation Agreement
Mr. Beasley terminated his position as Senior Vice President, Accounting and Controller of the Company, effective September 4, 2019. In connection with Mr. Beasley’s separation, the Company and Mr. Beasley entered into a Separation
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EXECUTIVE COMPENSATION
Agreement and General Release, dated July 18, 2019 (the “Beasley Separation Agreement”), pursuant to which Mr. Beasley agreed to a customary release and restrictive covenants and received payments consistent with the Executive Severance Plan and as described below under “Potential Payments upon Termination or Change in Control—Separation and Transition Agreements.” The value of these payments is reflected in the “All Other Compensation” column to the “Summary Compensation Table” and the accompanying footnotes below.
Stock Ownership Guidelines
As noted earlier in this proxy statement, in February 2019, the Board of Directors adopted stock ownership guidelines (the “Guidelines”) applicable to our executive officers and directors who are not members of management and who are not affiliated with KKR and Berkshire. These Guidelines align the interests of our management and directors with those of our stockholders. Such executive officers will be required to hold a specific level of equity ownership, as a multiple of annual base salary or annual cash retainer, as applicable, as follows:
•
Chief Executive Officer: 6x annual base salary.

•
Other Executive Officers: 3x annual base salary.

There is no required time period within which an executive officer must attain the applicable stock ownership level under the Guidelines. However, until the applicable ownership level is achieved, executive officers must retain 50% of vested shares net of stock option exercise and tax withholding.
•
Shares that count toward these ownership guidelines include shares owned outright, shares held in the Company’s 401(k) or other retirement plan, shares of time-based restricted stock (whether vested or unvested) and vested stock options issued prior to the Company’s IPO. The retention requirement applies to all prior and future grants.

Hedging and Pledging Policies
Our NEOs are subject to our hedging and pledging policies as outlined in the Company’s Securities Trading Policy described on page 14.
Compensation Risk Assessment
The compensation committee, with the assistance of Meridian, reviewed our incentive programs to assess whether the program encourages undue risks and confirmed that our executives are not incented to focus on short-term stock performance or take excessive risk in managing the business that are reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
We consider the effect of tax, accounting and other regulatory requirements in designing and implementing compensation programs so that our programs meet regulatory requirements and efficiently deliver compensation. While these factors may impact plan designs, ultimately, decisions reflect the pay strategy of the Company and the program intent.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows tax deductions to publicly-held companies for individual compensation over $1 million paid to certain executive officers in a taxable year. Historically, compensation above $1 million could be deducted if it was considered “performance-based compensation” within the meaning of the Code, but as a result of tax legislation enacted at the end of 2017, this exemption is no longer available.
Currently, but subject to final rules with respect to the new tax legislation, we are able to claim the benefit of a special exemption rule that applies to compensation paid (or compensation in respect of equity awards such as stock options or restricted stock granted) during a specified transition period under Section 162(m) for corporations that become publicly traded. This transition period may extend until the first annual stockholders meeting that occurs after the end of the third calendar year following the calendar year in which our initial public offering occurs, unless the transition period is terminated earlier under the Section 162(m) post-offering transition rules. At such time as we are subject to the deduction limitations of Section 162(m), as a result of the elimination of the performance-based compensation exemption, as described above, we would not expect that the compensation committee will take the deductibility limitations of Section 162(m) into account in its compensation decisions.
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Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the Securities and Exchange Commission.
Compensation Committee
Thomas V. Taylor, Jr., Chair
Heather Cianfrocco
Nathaniel H. Taylor
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Compensation Tables
Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for services rendered in all capacities for the fiscal years ended December 28, 2019, December 29, 2018 and December 30, 2017.
Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(9)	Total ($)
L. Reade Fahs Chief Executive Officer	2019	919,211	—	1,125,024	1,125,001	1,281,776	—	36,815	4,487,827
	2018	900,000	—	—	—	688,635	—	14,035	1,602,670
	2017	700,346	—	—	—	574,249	—	23,240	1,297,835
Patrick R. Moore Senior Vice President and Chief Financial Officer	2019	444,231	—	600,031	300,014	371,669	—	8,153	1,724,098
	2018	421,923	—	—	—	161,418	—	7,404	590,745
	2017	400,000	—	—	848,442	221,403	—	93,882	1,563,727
Jared Brandman(1) Senior Vice President, General Counsel and Secretary	2019	298,915	—	425,031	125,008	208,409	—	5,550	1,062,913
Bill Clark(1) Senior Vice President, Chief People Officer	2019	171,077	50,000	550,027	250,005	119,278	—	162,646	1,303,033
Melissa Rasmussen(1) Senior Vice President, Chief Accounting Officer	2019	109,039	25,000	380,024	80,003	57,017	—	16,996	668,079
Jeff McAllister(2) Special Advisor to the Board	2019	590,342	—			493,904	—	6,857	1,091,103
	2018	562,500	—	—	—	258,238	—	18,883	839,621
	2017	227,164	—	—	3,346,209	150,189	—	6,301	3,729,863
Chris Beasley(3) Former Senior Vice President, Accounting and Controller	2019	168,652	—	80,022	80,002	89,188	—	358,543	776,407

(1)
Mr. Clark joined the Company in June 2019, Ms. Rasmussen joined the Company in July 2019, and Mr. Brandman was appointed as an executive officer at the Company effective February 2019.

(2)
Mr. McAllister transitioned from his role as Chief Operating Officer, effective January 2019. Pursuant to the McAllister Transition Agreement, he received (i) a base salary of  $591,000 for 2019 (the rate of  $590,342 is reflected in the table because the effective date for the increase was in the middle of the first pay period), (ii) other compensation and benefits at the same level as in effect immediately prior to the role change, provided that his 2019 STIP award was not lower than the target STIP amount, and (iii) continued vesting of his outstanding stock option awards in ordinary course, along with other items. See “McAllister Transition Agreement” in the Compensation Discussion and Analysis section for a further description.

(3)
Mr. Beasley terminated his position as Senior Vice President, Accounting and Controller, effective September 2019. Pursuant to the Beasley Separation Agreement, he received (i) a lump sum payment of his 2019 base salary and his 2019 STIP award at the target STIP amount, (ii) a lump sum payment of his 2019 STIP award based on actual performance for 2019 (pro-rated for 8 months of service), and (iii) continued vesting of his outstanding stock option awards in ordinary course, along with other items. See “Beasley Separation Agreement” in the Compensation Discussion and Analysis section for a further description.

(4)
The Salary column reflects salaries paid in the years indicated to each of the NEOs. Salary increases, if any, for each year are generally approved in February and effective in April of that year or in connection with an NEO’s promotion.

(5)
See “2019 Special Retention and Sign-On Awards” in the Compensation Discussion and Analysis section for a description of the sign-on awards provided in connection with Mr. Clark’s and Ms. Rasmussen’s decisions to join the Company, including their respective cash sign-on bonuses reflected in the Bonus column.

(6)
The values in the Stock Awards column represent the aggregate grant date fair value for the stock awards granted in the applicable

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year, computed in accordance with FASB ASC Topic 718. These awards include PSUs, one-time 2019 special retention RSU awards and 2019 sign-on awards of PSUs. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. Information about the assumptions used to value these awards can be found in Note 5 “Stock Incentive Plans” in our 2019 Form 10-K. The amounts reported for these awards may not represent the amounts that the individuals will actually receive. The amounts received, if any, ultimately will depend on Company performance and the change in our stock price over time. An overview of the features of these awards can be found in under “2019 Special Retention and Sign-On Awards” in the Compensation Discussion and Analysis section above.

For PSU awards granted in March 2019 to Messrs. Fahs, Moore, Brandman, and Beasley, the maximum performance shares payable and valued at the grant date price of  $35.19 are 63,940 shares or $2,250,049; 17,052 shares or $600,060; 7,106 shares or $250,060; and 4,548 shares or $160,044, respectively. For PSU awards granted in June 2019 to Mr. Clark, the maximum performance shares payable and valued at the grant date price of  $28.48 are 17,558 shares or $500,052. For PSU awards granted in July 2019 to Ms. Rasmussen, the maximum performance shares payable and valued at the grant date price of  $31.73 are 5,044 shares or $160,046.

(7)
The values in the Option Awards column represent the aggregate grant date fair value for the option awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 5 “Stock Incentive Plans” in our 2019 Form 10-K. The amounts reported for these awards may not represent the amounts that the individuals will actually receive. The amounts received, if any, ultimately will depend on the change in our stock price over time. An overview of the features of these awards can be found in the “2019 Option Awards,” “2019 Special Retention and Sign-On Awards,” “Pre-IPO Options” and “IPO-Related Options” in the Compensation Discussion and Analysis section above.

(8)
The Non-Equity Incentive Plan Compensation column reflects the cash bonus awarded under the STIP to each NEO. The Company pays these amounts, if any, in the month of March following the year in which they are earned. The cash bonuses under the 2019 STIP were earned at 139.4% of target. Additional explanation of the non-equity incentive plan compensation for each NEO appears in “Annual Cash Incentive Program” in the Compensation Discussion and Analysis section above and below in the footnotes to the 2019 Grants of Plan-Based Awards table.

(9)
All Other Compensation for 2019 included:

Name	Employer 401(k) Matching Contributions ($)(a)	Insurance Premiums ($)(b)	Retirement Related Compensation ($)(c)	Other ($)(d)	Total ($)
Fahs, L. Reade	12,500	3,885	—	20,430	36,815
Moore, Patrick	6,664	1,489	—	—	8,153
Brandman, Jared	3,246	2,304	—	—	5,550
Clark, Bill	1,292	496	—	160,858	162,646
Rasmussen, Melissa	—	372	—	16,624	16,996
McAllister, Jeff	1,290	5,567	—	—	6,857
Beasley, Chris	2,530	1,950	354,063	—	358,543

(a)
Our 401(k) Plan provides for a 50% matching contribution on the first 3% of participants’ pre-tax contributions up to IRS limits.

(b)
This column represents all amounts paid by the Company on behalf of each NEO in 2019 for (a) life insurance premiums: Mr. Fahs $648; Mr. Moore $648; Mr. Brandman $648; Mr. Clark $216; Ms. Rasmussen $162; Mr. McAllister $648; Mr. Beasley $432; and (b) long-term disability insurance premiums: Mr. Fahs $3,237; Mr. Moore $841; Mr. Brandman $1,656; Mr. Clark $280; Ms. Rasmussen $210; Mr. McAllister $4,919; Mr. Beasley $1,518.

(c)
This column represents the compensation received by Mr. Beasley related to his separation from the Company.

(d)
This column reflects $16,000 for YPO membership and $4,430 for reasonable cost of tax accounting services for Mr. Fahs, and fees paid for Mr. Clark’s and Ms. Rasmussen’s respective relocation expenses.

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2019 Grants of Plan-Based Awards
The following table sets forth information concerning grants of plan-based awards to the NEOs during the fiscal year ended December 28, 2019.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units (#)(3)	All Other Option Award: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
L. Reade Fahs		459,606	919,211	1,838,422
	3/1/2019				15,985	31,970	63,940				1,125,024
	3/1/2019								79,114	35.19	1,125,001
Patrick R. Moore		133,270	266,539	533,078
	3/1/2019				4,263	8,526	17,052				300,030
	3/1/2019								21,098	35.19	300,014
	11/18/2019							10,977			300,001
Jared Brandman		74,729	149,458	298,916
	3/1/2019				1,777	3,553	7,106				125,030
	3/1/2019								8,791	35.19	125,008
	11/18/2019							10,977			300,001
Bill Clark		42,770	85,539	171,078
	6/11/2019				4,390	8,779	17,558				250,026
	6/11/2019								23,630	28.48	250,005
	11/18/2019							10,977			300,001
Melissa Rasmussen		20,445	40,889	81,778
	7/29/2019				1,261	2,522	5,044				80,023
	7/29/2019								6,879	31.73	80,003
	11/18/2019							10,977			300,001
Jeff McAllister		354,205	354,205	708,410
Chris Beasley		31,623	63,245	126,490
	3/1/2019				1,137	2,274	4,548				80,022
	3/1/2019								5,626	35.19	80,002

(1)
Reflects the possible payouts of cash incentive compensation under the STIP. See “Annual Cash Incentive Program” in the Compensation Discussion and Analysis section above for a description of the STIP. Potential payouts under the STIP were based on performance in 2019 and resulted in a payout percentage of 139.4%. The actual amounts paid are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” Mr. McAllister was entitled under the McAllister Transition Agreement to receive a STIP award with the threshold level set to be no less than the target level for such STIP award. Mr. Beasley was entitled under the Beasley Separation Agreement to receive a pro-rated STIP bonus for 8 months of service.

(2)
Reflects the number of PSUs granted in 2019 to the NEOs under the LTIP. The target number of shares in the table for the PSUs reflects the number of shares that will be awarded if, for the PSUs granted in February 2019, the three-year total performance conditions are met at the target level. Actual shares, if any, will be awarded in February 2022 and may range from 50% to 200% of the target. Mr. McAllister did not receive a PSU award as a result of his transition to Special Advisor to the Board in January 2019 pursuant to the McAllister Transition Agreement. See “2019 PSU Awards” in the Compensation Discussion and Analysis section above for additional information on the PSUs. Mr. Clark and Ms. Rasmussen also received special sign-on equity awards when they joined the Company. See “2019 Special Retention and Sign-On Awards” in the Compensation Discussion and Analysis section above for additional information on these PSUs.

(3)
Reflects the number of time-based RSUs granted to NEOs (other than Mr. Fahs) as part of a 2019 one-time special retention. The special retention RSU awards vest over four years, with half of the total number of shares underlying the RSUs vesting on the second anniversary of the grant date and one-quarter vesting on each of the third and fourth anniversaries of the grant date, subject to the executive’s continued employment through the applicable vesting date. Given that Mr. Beasley and Mr. McAllister were no longer NEOs at the time of the award, neither were eligible to receive the 2019 special retention RSU award.

(4)
Reflects the number of stock options granted in 2019. Given that Mr. McAllister was no longer a NEO at the time of the award, he was not eligible to receive the award. See “2019 Option Awards” in the Compensation Discussion and Analysis section above for additional information on the 2019 stock option awards. Mr. Clark and Ms. Rasmussen also received special sign-on equity awards when they joined the Company. See “2019 Special Retention and Sign-On Awards” in the Compensation Discussion and Analysis section above for additional information on these stock options.

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(5)
Reflects the grant date fair value of awards of PSUs, the one-time special retention and sign-on PSUs and stock options granted to each of the NEOs in 2019 under FASB ASC Topic 18. The grant date fair values are calculated using the NASDAQ closing price of our common stock on the date of grant for PSUs and RSUs and the Black-Scholes option pricing model for stock options. The grant date fair value of the PSUs, which have performance conditions, are computed based on the probable outcome of the performance condition as of the grant date for the award. Mr. Clark and Ms. Rasmussen also received special sign-on equity awards when they joined the Company. See “2019 Special Retention and Sign-On Awards” in the Compensation Discussion and Analysis section above for additional information on these PSU awards.

Outstanding Equity Awards at 2019 Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 28, 2019.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
L. Reade Fahs	3/13/2014	976,470	—	—	$4.27	3/13/2024
	3/1/2019	—	79,114	—	$35.19	3/1/2029
	3/1/2019								31,970	$1,058,207
Patrick R. Moore	9/16/2014	122,241	—	—	$4.27	9/16/2024
	9/16/2014	21,360	—	—	$7.25	9/16/2024
	10/25/2017	61,628	30,815	—	$22.00	10/25/2027
	3/1/2019		21,098	—	$35.19	3/1/2029
	3/1/2019								8,526	$282,211
	11/18/2019						10,977	$363,339
Jared Brandman	8/14/2017	45,098	24,412	—	$15.74	8/14/2027
	3/1/2019		8,791	—	$35.19	3/1/2029
	3/1/2019								3,553	$117,604
	11/18/2019						10,977	$363,339
Bill Clark	6/11/2019	—	23,630	—	$28.48	6/11/2029
	6/11/2019								8,779	$290,585
	11/18/2019						10,977	$363,339
Melissa Rasmussen	7/29/2019	—	6,879	—	$31.73	7/29/2029
	7/29/2019								2,522	$83,478
	11/18/2019						10,977	$363,339
Jeff McAllister	8/14/2017	3,324	86,956	130,434	$15.74	8/14/2027
Chris Beasley(7)

(1)
The numbers in this column represent unvested outstanding time-based options. The Pre-IPO Options granted to Mr. Brandman vest as to 20% of the shares subject to such option on each anniversary of the grant date, subject to continued employment through the applicable vesting date. The Moore 2017 Options vest in three substantially equal installments on each of the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date. The McAllister 2017 Options vest as to 20% of the shares subject to such option on each anniversary of the grant date, subject to Mr. McAllister continuing to provide services through such vesting date, except that pursuant to the McAllister Transition Agreement, the time-based options which are scheduled to vest on August 14, 2021 will instead vest on December 31, 2021. The time-based options granted to NEOs in 2019 will vest in three substantially equal installments on each of the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date. See “Pre-IPO Options,” “Post-IPO Options,” and “McAllister Transition Agreement” in the Compensation Discussion and Analysis section above. Vesting of time-based options will be

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accelerated upon a change in control that occurs while the executive is still employed by us, as described under “Potential Payments upon Termination or Change in Control” below.
(2)
The numbers in this column represent unvested outstanding performance-based options. All of the performance-based Pre-IPO Options granted in 2014 and 2017 vested. Pursuant to the terms of the McAllister Transition Agreement, the vesting of the performance-based McAllister 2017 Options was modified such that they are eligible to vest as follows: with respect to the two tranches of 43,478 options first scheduled to vest on December 31, 2019 and the second scheduled to vest on December 31, 2020, such options will vest on the aforementioned dates regardless of performance so long as Mr. McAllister is employed by the Company on the applicable vesting date. See “McAllister Transition Agreement” in the Compensation Discussion and Analysis section above.

(3)
The expiration date shown is the normal expiration date occurring on the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change in control of the Company.

(4)
The numbers in this column represent unvested outstanding time-based RSUs. The RSUs granted in 2019 will vest in three installments over four years, one-half on the second anniversary of the grant date and one-quarter on each of the third and fourth anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(5)
The market value is based on the NASDAQ closing price on December 27, 2019.

(6)
The numbers in this column represent unvested outstanding PSUs. The PSUs granted in 2019 will vest on the third anniversary of the grant date based on the Company’s achievement of certain Adjusted EBITDA growth targets, as set forth in the PSU award agreement. The actual value of the PSUs that become vested based on the performance measure (Adjusted EBITDA growth) is based on an achievement factor which, in each case, ranges from a 50% payout for threshold performance, to 100% for target performance, to 200% for maximum performance. To the extent that performance falls between the applicable threshold, target or maximum levels, payouts will be determined using linear interpolation. Mr. McAllister did not receive a PSU award in 2019 as he was no longer a NEO at the time of the award. Mr. Clark and Ms. Rasmussen also received special sign-on equity awards when they joined the Company. See “2019 Special Retention and Sign-On Awards” in the Compensation Discussion and Analysis section above for additional information on their respective PSU awards and the vesting terms.

(7)
Mr. Beasley did not hold any outstanding equity awards at the end of fiscal 2019.

2019 Option Exercises and Stock Vested
The following table provides information regarding options exercised by the NEOs during the fiscal year ended December 28, 2019.
Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
L. Reade Fahs	—	—
Patrick R. Moore	70,000	$1,941,100
Jared Brandman	—	—
Bill Clark	—	—
Melissa Rasmussen	—	—
Jeff McAllister	63,212	$1,041,039
Chris Beasley	90,838	$2,100,246

(1)
Represents the difference between the fair market value of the shares acquired on the exercise date and the exercise price of the options, multiplied by the number of options exercised.

2019 Pension Benefits
We have no defined benefit pension plans for our executive officers.
2019 Non-Qualified Deferred Compensation
We have no non-qualified defined contribution or other non-qualified deferred compensation plans for our executive officers.
Potential Payments upon Termination or Change in Control
The following section describes the payments and benefits that may become payable to the NEOs in connection with their termination of employment and/or a change in control. All such payments and benefits will be paid or provided by us or National Vision, Inc.
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EXECUTIVE COMPENSATION
Executive Severance Plan
The Executive Severance Plan provides for severance payments and benefits to eligible employees, including our NEOs, upon a termination of employment by the Company without cause or by the executive for good reason (each as defined in the Executive Severance Plan, and each of which we refer to as a Qualifying Termination). In the event of a Qualifying Termination of employment, the Executive Severance Plan provides, in addition to certain accrued obligations, for the following payments and benefits:
•
A lump-sum pro-rata bonus for the year of termination of employment, based on actual performance;

•
An amount equal to the sum of the executive’s (x) annual base salary and (y) bonus based on target performance, which we refer to collectively as the cash severance amount, times the multiplier applicable to such executive, which is 2.0 for Mr. Fahs, 1.5 for Messrs. Moore and Brandman, and 1.0 for Mr. Clark and Ms. Rasmussen, payable over a period of 24 months for Mr. Fahs, 18 months for Messrs. Moore and Brandman, and 12 months for Mr. Clark and Ms. Rasmussen; and

•
Continued health insurance coverage at substantially the same level as provided immediately prior to the termination of employment, at the same cost as generally provided to our similarly situated active employees, which we refer to as the welfare benefit, for a period of 24 months for Mr. Fahs, 18 months for Messrs. Moore and Brandman, and 12 months for Mr. Clark and Ms. Rasmussen.

In addition, upon a Qualifying Termination that occurs within the two-year period following a change in control (as defined in the Executive Severance Plan), the Executive Severance Plan provides, in addition to certain accrued obligations, for the following payments and benefits:
•
A lump-sum pro-rata bonus for the year of termination of employment, based on target performance;

•
The cash severance amount, times the multiplier applicable to such executive, which is 2.5 for Mr. Fahs, 2.0 for Messrs. Moore and Brandman, and 1.5 for Mr. Clark and Ms. Rasmussen, payable in a lump sum within 60 days following the covered termination;

•
The welfare benefit for a period of 30 months for Mr. Fahs, 24 months for Messrs. Moore and Brandman, and 18 months for Mr. Clark and Ms. Rasmussen; and

•
Payment of, or reimbursement for, up to $20,000 in outplacement services within the six-month period following termination of employment.

Any outstanding awards granted to NEOs under the Company’s Equity Plans will vest in accordance with the terms of the respective Equity Plan and the applicable award agreement, as detailed further below.
Payments and benefits under the Executive Severance Plan are subject to (i) the executive’s execution and non-revocation of a release of claims in favor of the Company and (ii) continued compliance with the executive’s confidentiality, non-interference and invention assignment obligations to the Company.
Pre-IPO Options (Time-Based)
Effect of Change in Control on Vesting of Time-Based Options. Upon a change in control (as defined in the 2014 Stock Plan), unvested time-based options would become immediately vested and exercisable.
Effect of Death or Disability on Vesting. Upon a termination of an NEO’s employment with the Company by reason of death or disability, the next installment of time-based options that would have become exercisable on the next vesting date following the date of such termination of employment will become vested and exercisable.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death or disability on vesting of time-based options, unvested options will not become vested and exercisable following termination of employment with us for any reason and any option that is unvested as of the date of termination of employment will immediately expire.
McAllister 2017 Options
The McAllister 2017 Options were subject to the following terms:
Effect of Change in Control on Vesting of Time-Based and Performance-Based Options. Upon a change in control (as defined in the 2014 Stock Incentive Plan), unvested time options and performance options would become immediately vested and exercisable.
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Effect of Death or Disability on Vesting. Upon a termination of Mr. McAllister’s employment with the Company by reason of death or disability, the next installment of time-based options that would have become exercisable on the next vesting date following the date of such termination of employment will become vested and exercisable.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death or disability on vesting of time-based options, unvested options will continue to vest following any resignation prior to the expiration of his employment term under the McAllister Transition Agreement, provided he is not in violation of his restrictive covenant agreement.
Pursuant to the terms of the McAllister Transition Agreement, in the event that Mr. McAllister terminates his employment during his employment term under the McAllister Transition Agreement for any reason, the McAllister 2017 Options will continue to vest as if no such termination of employment had taken place.
IPO-Related Options
Effect of Change in Control on Vesting. Upon a change in control (as defined in the 2017 Omnibus Plan), unvested time-based options would become immediately vested and exercisable.
Effect of Death or Disability on Vesting. Upon a termination of an NEO’s employment with the Company by reason of death or disability, the next installment of time-based options that would have become exercisable on the next vesting date following the date of such termination of employment will become vested and exercisable.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death or disability on vesting of time-based options, unvested options will not become vested and exercisable following termination of employment with us for any reason and any option that is unvested as of the date of termination of employment will immediately expire.
2019 Options
Effect of Change in Control on Vesting. Upon a Qualifying Termination within the two-year period following a change in control (as defined in the 2017 Omnibus Plan), unvested time-based options would become immediately vested and exercisable. Vested and exercisable options will remain exercisable until the earlier of 90 days from the termination date or the expiration of the option period, as defined in the grant agreement.
Effect of Death or Disability on Vesting. Upon a termination of an NEO’s employment with the Company by reason of death or disability, unvested time-based options will become vested and exercisable. Vested and exercisable options will remain exercisable until the earlier of one year from the termination date or the expiration of the option period, as defined in the grant agreement.
Effect of Qualifying Termination or Retirement on Vesting. Upon a termination of an NEO’s employment with the Company without cause or by the executive for good reason (as defined in the 2017 Plan), a pro rata portion of the options that would have vested on the next vesting date following the termination date would become immediately vested and exercisable. Vested and exercisable options will remain exercisable until the earlier of 90 days from the termination date or the expiration of the option period, as defined in the grant agreement.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death, disability, retirement or a Qualifying Termination on vesting of time-based options, unvested options will not become vested and exercisable following termination of employment with us for any reason and any option that is unvested as of the date of termination of employment will immediately expire. Vested and exercisable options will remain exercisable until the earlier of 90 days from the termination date or the expiration of the option period, as defined in the grant agreement.
Performance Stock Units
Effect of Change in Control on Vesting. Upon a change in control (as defined in the 2017 Omnibus Plan), unvested PSUs will be converted into time-based restricted stock equal to the greater of the target number of PSUs or the number of PSUs that would have been earned based on the actual performance as of the date of the change in control. If a successor does not assume, convert, or replace the award in connection with the change in control or upon a Qualifying Termination within the two-year period following a change in control, the converted award would become fully vested.
2020 Proxy Statement      39

EXECUTIVE COMPENSATION
Effect of Death or Disability on Vesting. Upon a termination of an NEO’s employment with the Company by reason of death or disability, the outstanding and unvested PSUs would become vested assuming a payout at 100% of the target award.
Effect of Qualifying Termination. Upon a Qualifying Termination of an NEO’s employment with the Company without cause or by the executive for good reason (as defined in the 2017 Omnibus Plan), subject to compliance with applicable restrictive covenants during the performance period, a pro rata portion of the PSUs will remain outstanding and eligible to vest based on actual performance on the last day of the performance period.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death, disability, or a Qualifying Termination on vesting of PSUs, unvested PSUs will not become vested following termination of employment with us for any reason and any PSU that is unvested as of the date of termination of employment will immediately be forfeited.
Restricted Stock Units
Effect of Change in Control on Vesting. Upon a Qualifying Termination within the two-year period following a change in control (as defined in the 2017 Omnibus Plan), unvested time-based RSUs would become vested.
Effect of Death or Disability on Vesting. Upon a termination of an NEO’s employment with the Company by reason of death or disability, unvested time-based RSUs would become vested.
Effect of Qualifying Termination. Upon a Qualifying Termination of an NEO’s employment with the Company without cause or by the executive for good reason (as defined in the 2017 Omnibus Plan), a pro rata portion of the RSUs that would have vested on the next vesting date following the termination date would become vested.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death, disability, or a Qualifying Termination on vesting of time-based RSUs, unvested RSUs will not become vested following termination of employment with us for any reason and any RSU that is unvested as of the date of termination of employment will immediately be forfeited.
Separation and Transition Agreements
McAllister Transition Agreement
Mr. McAllister transitioned from his position as Chief Operating Officer of the Company to Special Advisor to the Board of Directors, effective January 10, 2019. In connection with his transition, the Company and Mr. McAllister entered into the McAllister Transition Agreement, pursuant to which Mr. McAllister will serve as a Special Advisor to the Company’s Board of Directors through December 31, 2020. Under the McAllister Transition Agreement, (i) Mr. McAllister will receive a base salary of  $591,000 for 2019 and $606,000 for 2020, (ii) his other compensation and benefits will remain the same as in effect immediately prior to the role change, providing that his annual STIP award for 2019 and 2020 will be no lower than the target STIP amount, (iii) his outstanding stock option awards will continue to vest in ordinary course, provided that performance-vesting stock options scheduled to vest based on performance in 2019 or 2020 will vest at the end of the applicable performance period based solely upon continued employment through such date, and (iv) in the event Mr. McAllister resigns prior to the expiration of his employment term as a Special Advisor, provided he is not in violation of his restrictive covenant agreement, he will continue to receive his base salary, annual STIP award and continued vesting of his outstanding stock options as if no such termination of employment had taken place.
Beasley Separation Agreement
Mr. Beasley terminated his position as Senior Vice President, Accounting and Controller of the Company, effective September 4, 2019. In connection with Mr. Beasley’s separation, the Company and Mr. Beasley entered into the Beasley Separation Agreement, pursuant to which Mr. Beasley agreed to a customary release and restrictive covenants and received payments consistent with the Executive Severance Plan, including (i) a cash severance amount (as noted under the Executive Severance Plan) times a 1.0 multiplier, (ii) a lump-sum 8 month pro-rated 2019 STIP award based on actual performance, (iii) a welfare benefit (as noted under the Executive Severance Plan) for 12 months. Mr. Beasley is also entitled to continued vesting of the stock option awards previously granted to him pursuant to and as governed by the Management Stockholders’ Agreement, applicable stock option agreements and other related agreements.
40      2020 Proxy Statement

EXECUTIVE COMPENSATION
Quantification of Payments upon Termination or Change in Control.
The following table lists the payments and benefits that would have been triggered for each of our NEOs under the circumstances described below assuming that the applicable triggering event occurred on December 28, 2019. Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 28, 2019, the last day of fiscal 2019, and using the closing market price of our common stock on December 27, 2019, the last trading day in fiscal 2019 ($33.10 per share). For purposes of this section, we have assumed that (1) we do not exercise any discretion to accelerate the vesting of outstanding options in connection with a change in control, and (2) the value of any stock options that may be accelerated is equal to the full value of such awards (i.e., the full “spread” value for stock options as of December 28, 2019).
NEO(1)	Severance Benefit ($)(2)	Continuation of Health Benefits ($)(3)	Stock Options ($)(4)	Performance Stock Units ($)(5)	Restricted Stock Units ($)(6)
L. Reade Fahs Qualifying Termination of Employment Qualifying Termination Following Change in Control Termination Upon Death or Disability
	3,708,000	2,350	—	290,621	—
	4,635,000	2,938	—	1,058,207	363,339
	—	—	—	1,058,207	363,339
Patrick R. Moore Qualifying Termination of Employment Qualifying Termination Following Change in Control Termination Upon Death or Disability
	1,080,000	—	—	77,505	—
	1,440,000	—	342,047	282,211	363,339
	—	—	342,047	282,211	363,339
Jared Brandman Qualifying Termination of Employment Qualifying Termination Following Change in Control Termination Upon Death or Disability
	675,000	34,307	—	32,298	—
	900,000	45,743	—	117,604	363,339
	—	—	—	117,604	363,339
Bill Clark Qualifying Termination of Employment Qualifying Termination Following Change in Control Termination Upon Death or Disability
	480,000	22,872	—	52,761	—
	720,000	34,308	109,171	290,585	363,339
	—	—	109,171	290,585	363,339
Melissa Rasmussen Qualifying Termination of Employment Qualifying Termination Following Change in Control Termination Upon Death or Disability
	371,250	24,238	—	11,501	—
	556,875	36,357	9,424	83,478	363,339
	—	—	9,424	83,478	363,339
Jeff McAllister Qualifying Termination of Employment Qualifying Termination Following Change in Control Termination Upon Death or Disability
	1,084,904	13,769	3,773,890		—
	1,084,904	18,358	3,773,890	—	—
	—	—	3,773,890	—	—

(1)
The arrangement for Mr. Beasley is described under “Separation and Transition Agreements” above. Mr. Beasley was no longer employed by the Company as of the end of fiscal 2019.

(2)
Amounts reported for Messrs. Fahs, Moore, Brandman and Clark and Ms. Rasmussen represent (i) upon a Qualifying Termination of employment (A) a lump-sum pro-rata bonus for the year of termination, based on actual performance and (B) the cash severance amount, times the multiplier applicable to such executive (2.0 for Mr. Fahs; 1.5 for Messrs. Moore and Brandman; 1.0 for Mr. Clark and Ms. Rasmussen), payable over 24 months (Mr. Fahs), 18 months (Messrs. Moore and Brandman) and 12 months (Mr. Clark and Ms. Rasmussen) and (ii) upon a Qualifying Termination of employment in the two-year period following a change in control (A) a lump-sum pro-rata bonus for the year of termination, based on target performance, (B) the cash severance amount, times the multiplier applicable to such executive (2.5 for Mr. Fahs; 2.0 for Messrs. Moore and Brandman; 1.5 for Mr. Clark and Ms. Rasmussen), payable over 30 months (Mr. Fahs), 24 months (Messrs. Moore and Brandman,) and 18 months (Mr. Clark and Ms. Rasmussen) and (C) payment of, or reimbursement for, up to $20,000 in outplacement services within the six-month period following termination of employment.

(3)
The amounts reported represent the cost of providing each applicable NEO with the welfare benefit for (i) upon a Qualifying Termination of employment, for 24 months (Mr. Fahs), 18 months (Messrs. Moore and Brandman), and 12 months (Messrs. Clark and Beasley and Ms. Rasmussen) and (ii) upon a Qualifying Termination of employment in the two-year period following a change in control, for 30 months (Mr. Fahs), 24 months (Messrs. Moore and Brandman), and 18 months (Mr. Clark and Ms. Rasmussen).

(4)
The amounts reported represent accelerated vesting of unvested options upon a change in control and as a result of termination upon death or disability, as applicable, as described above under “Pre-IPO Options”, “McAllister 2017 Options” and “Moore 2017 Options,” and are based on the closing price of our common stock of   $33.10 per share on December 27, 2019, the last trading

2020 Proxy Statement      41

EXECUTIVE COMPENSATION
day in fiscal 2019. The amounts reported for Messrs. Fahs and Moore reflect the difference between the exercise price of  $4.27 for the Pre-IPO Options and the closing price on December 27, 2019. The amount reported for Mr. Moore also reflects the difference between the exercise price of  $22.00 per share for the Moore 2017 Options and the closing price on December 27, 2019.
(5)
The amounts reported represent vesting of PSUs upon a Qualifying Termination of employment, a change in control, and as a result of termination upon death or disability, as applicable, as described above under “Performance Share Units” and are based on the closing price of our common stock of   $33.10 per share on December 27, 2019, the last trading day in fiscal 2019.

(6)
The amounts reported represent vesting of RSUs upon a change in control and as a result of termination upon death or disability, as applicable, as described above under “Restricted Stock Units” and are based on the closing price of our common stock of   $33.10 per share on December 27, 2019, the last trading day in fiscal 2019.

Compensation Committee Interlocks and Insider Participation

During fiscal 2019, our compensation committee was composed of Messrs. N. Taylor and T. Taylor, Ms. Hepner and Ms. Cianfrocco, none of whom has at any time been one of our executive officers or employees or, other than as noted herein and in the “Transactions with Related Persons” section above, had any relationship requiring disclosure by the Company. Mr. N. Taylor is an affiliate of KKR and we are parties to certain transactions with KKR described in the “Transactions with Related Persons” section. During 2019, none of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) or as a director of any other entity whose executive officers served on our compensation committee or Board of Directors.
Equity Compensation Plan Information

All numbers in the following table are as of December 28, 2019.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,510,008(1)	$10.28	4,715,298(2)
Equity compensation plans not approved by security holders
Total	3,510,008	$10.28	4,715,298

(1)
Includes 16,430 shares issuable pursuant to outstanding options under the Vision Holding Corp. Amended and Restated 2013 Equity Incentive Plan. The weighted-average exercise price of such options is $1.66. Includes 3,200,879 shares issuable pursuant to outstanding options under the 2014 Stock Incentive Plan. The weighted-average exercise price of such options is $8.14. Includes 292,699 shares issuable pursuant to outstanding options under the 2017 Omnibus Incentive Plan. The weighted-average exercise price of such options is $34.16.

(2)
Includes 1,757,769 shares that can be issued pursuant to future awards under the 2014 Stock Incentive Plan. Also includes 2,957,529 shares that can be issued pursuant to future awards under the 2017 Omnibus Incentive Plan.

42      2020 Proxy Statement

EXECUTIVE COMPENSATION
CEO Pay Ratio

The Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and the compensation disclosure rules of the SEC require the Company to disclose the ratio of the annual total compensation of Mr. Fahs, our CEO, to the median of the annual total compensation of the employees of the Company (other than our CEO) (the “CEO Pay Ratio”).
For fiscal 2019:
•
the median of the annual total compensation of all our employees (other than Mr. Fahs, our CEO), was $26,343; and

•
the annual total compensation of Mr. Fahs, our CEO, was $4,495,616.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 171:1.
To determine this pay ratio, we identified our median employee using our employee population as of December 31, 2019, which consisted of approximately 11,508 full-time and part-time employees, with 100% of these individuals located in the United States. To identify our median employee, we used salary/wages and annual incentive/bonus from our payroll records in fiscal 2019 as our consistently applied compensation measure. In making this determination, we annualized the compensation of approximately full-time and part-time employees who were hired in fiscal 2019 but did not work for us for the entire fiscal year. After identifying our median employee, we calculated the median employee’s compensation for fiscal 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K of the Exchange Act. Compensation amounts were determined from our human resources and payroll systems of record.
Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Due to the flexibility afforded by Item 402(u) in allowing companies to adopt a wide range of methodologies and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios reported by other companies.
2020 Proxy Statement      43

OWNERSHIP OF OUR SECURITIES
OWNERSHIP OF OUR SECURITIES
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to file reports of holdings and transactions in our common stock with the SEC. Based solely on a review of the copies of reports furnished to the Company and written representations from our executive officers and directors that no other reports were required to be filed, the Company believes that during 2019 all reports required by Section 16(a) were timely filed, except that, due to administrative oversight, there was one late Form 4 filing for Ms. Rasmussen regarding the grant of certain equity awards.
Beneficial Ownership of National Vision Common Stock

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock as of April 15, 2020 by (1) each individual or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our named executive officers, (3) each of our directors and director nominees and (4) all of our directors and our executive officers as a group. As of April 15, 2020, there were 81,205,414 shares of our common stock, par value $0.01 per share, outstanding.
A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.
Securities subject to option grants that have vested or will vest within 60 days are deemed outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for calculating the percentage ownership of any other person.
Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o National Vision Holdings, Inc., 2435 Commerce Avenue, Bldg. 2200, Duluth, Georgia 30096.
44      2020 Proxy Statement

OWNERSHIP OF OUR SECURITIES
Name of Beneficial Owner	Number(1)	Percentage of Total Common Stock
Greater than 5% Stockholders:
FMR LLC and affiliates(2)	7,131,087	8.78%
The Vanguard Group(3)	7,168,408	8.83%
Adage Capital Partners, L.P.(4)	7,681,773	9.46%
JPMorgan Chase & Co.(5)	6,277,635	7.73%
BlackRock, Inc.(6)	5,432,217	6.69%
Wasatch Advisors, Inc.(7)	5,284,851	6.51%
Named Executive Officers and Directors:
L. Reade Fahs(8)	1,504,309	1.85%
Patrick R. Moore	216,761	*
Jared Brandman	53,498	*
Bill Clark	7,876	*
Melissa Rasmussen	0	*
Jeff McAllister	173,912	*
Chris Beasley	0	*
Nathaniel H. Taylor	—	—
D. Randolph Peeler	42,867	*
David M. Tehle	12,522	*
Virginia A. Hepner	5,895	*
Thomas V. Taylor, Jr.	15,068	*
Heather Cianfrocco	3,116	*
All directors and executive officers as a group (16 persons)	1,862,834	2.29%

(*)
Less than one percent.

(1)
The number of shares reported includes shares covered by options that are exercisable within 60 days as follows: Mr. Fahs,1,002,842; Mr. Moore, 212,262; Mr. Brandman, 48,029; Mr. Clark, 7,877; Ms. Rasmussen, 0; and all directors and executive officers as a group,1,271,019.

(2)
The information is based on a Schedule 13G/A filed by FMR LLC and affiliates with the SEC on February 6, 2020, reporting beneficial ownership as of December 31, 2019. FMR LLC and affiliates reported that it has sole voting power with respect to 370,337 shares of common stock and sole dispositive power with respect to 7,131,087 shares of common stock.

(3)
The information is based on a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2020, reporting beneficial ownership as of December 31, 2019. The Vanguard Group reported that it has sole voting power with respect to 164,852 shares of common stock, sole dispositive power with respect to 6,994,960 shares of common stock, shared voting power with respect to 18,886 shares of common stock and shared dispositive power with respect to 173,718 shares of common stock.

(4)
The information is based on a Schedule 13G/A filed by Adage Capital Partners, L.P. with the SEC on February 12, 2020, reporting beneficial ownership as of December 31, 2019. Adage Capital Partners, L.P. reported that it has shared voting power and shared dispositive power with respect to 7,681,773 shares of common stock.

(5)
The information is based on a Schedule 13G filed by JPMorgan Chase & Co. with the SEC on January 27,2020, reporting beneficial ownership as of December 31, 2019. JPMorgan Chase & Co. reported that it has sole voting power with respect to 6,277,635 shares of common stock and sole dispositive power with respect to 6,735,536 shares of common stock.

(6)
The information is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 5, 2020, reporting beneficial ownership as of December 31, 2019. BlackRock, Inc. reported that it has sole voting power with respect to 5,293,972 shares of common stock and sole dispositive power with respect to 5,432,217 shares of common stock.

(7)
The information is based on a Schedule 13G filed by Wasatch Advisors, Inc. with the SEC on February 10, 2020, reporting beneficial ownership as of December 31, 2019. Wasatch Advisors, Inc. reported that is has sole voting power and sole dispositive power with respect to 5,284,851 shares of common stock.

(8)
Includes shares held by the Fahs Family Trust.

2020 Proxy Statement      45

IMPORTANT INFORMATION ABOUT VOTING AT THE ANNUAL MEETING
IMPORTANT INFORMATION ABOUT VOTING AT THE ANNUAL MEETING
If at the close of business on April 15, 2020, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy at the Annual Meeting. If you were a stockholder of record, you may vote your shares over the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. You may also revoke your proxy at the times and in the manners set forth below this proxy statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.
If you are a stockholder of record, your vote must be received by 11:59 p.m., Eastern Time, on June 9, 2020 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.
To vote by proxy if you are a stockholder of record:
BY INTERNET

•
Go to the website www.investorvote.com/EYE and follow the instructions, 24 hours a day, seven days a week.

•
You will need the control number included on your Notice of Internet Availability of Proxy Materials, proxy card or related materials to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•
From a touch-tone telephone, dial 1-800-652-VOTE (8683) and follow the recorded instructions, 24 hours a day, seven days a week.

•
You will need the control number included on your Notice of Internet Availability of Proxy Materials, proxy card or related materials in order to vote by telephone.

BY MAIL

•
Mark your selections on the proxy card.

•
Date and sign your name exactly as it appears on your proxy card.

•
Mail the proxy card in the enclosed postage-paid envelope provided to you.

•
If you received a Notice of Internet Availability of Proxy Materials and would like to vote in writing, please follow the instructions in the notice to obtain paper proxy materials.

46      2020 Proxy Statement

OTHER INFORMATION FOR STOCKHOLDERS
OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2021 Annual Meeting

If any stockholder wishes to propose a matter for consideration at our 2021 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Secretary, National Vision Holdings, Inc., 2435 Commerce Avenue, Building 2200, Duluth, Georgia 30096. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2021 Annual Meeting, a proposal must be received by our Secretary on or before January 1, 2021. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2021 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Therefore, to be presented at our 2021 Annual Meeting, such a proposal must be received on or after February 10, 2021, but not later than March 12, 2021. In the event that the date of the 2021 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2020 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2021 Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors at the 2020 Annual Meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the 2020 Annual Meeting (i.e. prior to March 2, 2021), then notice by a stockholder shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on 10th calendar day following the day on which such public announcement is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.
Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 by contacting the Secretary, National Vision Holdings, Inc., 2435 Commerce Avenue, Building 2200, Duluth, Georgia 30096 or by telephone at (770) 822-3600.
Other Business

The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are properly presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
2020 Proxy Statement      47

OTHER INFORMATION FOR STOCKHOLDERS
About the Meeting and Voting

Why am I being provided with these materials?
We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors of National Vision Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on June 10, 2020, and at any postponements or adjournments of the Annual Meeting.
What am I voting on?
There are three proposals scheduled to be voted on at the Annual Meeting:
•
Proposal No. 1: Election of the Class III director nominees listed in this proxy statement.

•
Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020.

•
Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to our named executive officers.

Who is entitled to vote?
Stockholders as of the close of business on April 15, 2020 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 81,205,414 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
•
Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

•
Held for you by us as restricted securities under either our 2014 Stock Plan or our 2017 Omnibus Plan.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, June 10, 2020
This Proxy Statement and our Annual Report on Form 10-K for the year ended December 28, 2019 are available free of charge at www.edocumentview.com/EYE.
Notice and access
Due to the evolving situation regarding COVID-19, we are distributing proxy materials to many stockholders this year via the Internet under the Securities and Exchange Commission’s “Notice and Access” rules. On or about April 24, 2020, we mailed a Notice of Internet Availability of Proxy Materials that contains information about our Annual Meeting and instructions on how to view all proxy materials on the Internet. Also included are instructions on how to vote and how to request a paper or e-mail copy of the proxy materials.
What constitutes a quorum?
The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.
What is a “broker non-vote”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposal Nos. 1 and 3 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
48      2020 Proxy Statement

OTHER INFORMATION FOR STOCKHOLDERS
How many votes are required to approve each proposal?
Under our Bylaws, directors are elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such election, which means that the Class III director nominees with the greatest number of votes cast, even if less than a majority, will be elected until all positions in Class III of the Board have been filled. There is no cumulative voting.
For any other proposal being considered at the Annual Meeting, under our Bylaws, approval of the proposal requires the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. While Proposal No. 3, the vote on executive compensation, is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.
How are votes counted?
With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to the nominees. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.
With respect to the ratification of our independent registered public accounting firm (Proposal No. 2) and the advisory vote to approve the compensation of our named executive officers (Proposal No. 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For each of Proposal Nos. 2 and 3, abstentions will have the effect of a vote “against” the proposal. For Proposal No. 3, broker non-votes will have no effect on the outcome of the proposal.
If you just sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•
“FOR” the director nominees set forth in this proxy statement.

•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020.

•
“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

Who will count the vote?
Representatives of Computershare Trust Company, N.A., our transfer agent, will tabulate the votes and act as inspectors of election.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
•
By Internet—If you have Internet access, you may submit your proxy by going to www.investorvote.com/EYE and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Internet Availability of Proxy Materials, proxy card or related materials in order to vote by Internet.

•
By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-652-VOTE (8683) and by following the recorded instructions. You will need the control number included on your notice, proxy card or related materials in order to vote by telephone.

•
By Mail—You may vote by mail by signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly

2020 Proxy Statement      49

OTHER INFORMATION FOR STOCKHOLDERS
as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.
Internet and telephone voting will close at 11:59 p.m., Eastern Time, on June 9, 2020. Proxy cards with respect to shares held of record must be received no later than June 9, 2020.
If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
How do I vote my shares in person at the Annual Meeting?
If you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your proof of ownership. If you hold your shares in street name, you may only vote shares at the Annual Meeting if you bring a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares, as well as proof of identification and proof of ownership. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
Although we presently intend to hold the Annual Meeting in person, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving situation regarding COVID-19. As a part of our precautions regarding COVID-19, we may impose additional procedures or limitations on meeting attendees (beyond those described in the Proxy Statement) and are also planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance in a press release, and details on how to participate will be available at www.nationalvision.com/investors. Your Notice of Internet Availability of Proxy Materials, proxy card and related materials would not be updated to reflect the change to a virtual meeting and you would need the control number provided to attend the virtual Annual Meeting. Thus, it is very important that you retain your Notice of Internet Availability of Proxy Materials, proxy card and related materials, including your control number, through the date of the Annual Meeting.
Do I need a ticket to be admitted to the Annual Meeting?
In order to be admitted to the meeting, you will need to present (1) a form of personal identification, and either your Proxy Card or proof of your stock ownership of National Vision stock on the Record Date. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of National Vision stock, such as a bank or brokerage account statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. Please see “—How do I vote my shares in person at the Annual Meeting” above for important information about the possibility of a remote communications Annual Meeting rather than a physical location due to the possible public health impacts associated with COVID-19.
For directions to the meeting, you may contact Beth Dobson at (470) 448-2173 or Beth.Dobson@nationalvision.com.
What does it mean if I receive more than one proxy card on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•
sending a written statement to that effect to our Secretary, provided such statement is received no later than June 9, 2020;

•
voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 9, 2020;

50      2020 Proxy Statement

OTHER INFORMATION FOR STOCKHOLDERS
•
submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than June 9, 2020; or

•
attending the Annual Meeting and voting in person.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
Could other matters be decided at the Annual Meeting?
As of the date of this proxy statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. We have also retained Alliance Advisors, LLC to aid in the solicitation of proxies for an estimated fee of  $22,000 plus expenses. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
How can I view copies of the Company’s corporate documents and SEC filings, including the Proxy Statement and Annual Report?
Our website contains the Company’s Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Committee Charters, Code of Conduct and the Company’s SEC filings. To view these documents, go to www.nationalvision.com and click on “Investors.” Copies of our Annual Report on Form 10-K for the year ended December 28, 2019 are also available without charge to stockholders upon written request addressed to:
Secretary
2435 Commerce Avenue
Building 2200
Duluth, Georgia 30096
2020 Proxy Statement      51

APPENDIX A
APPENDIX A
Non-GAAP Financial Measures

The Proxy Statement Summary and Compensation Discussion and Analysis sections of our proxy statement contain non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company uses certain non-GAAP financial measures to supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. For additional details regarding our non-GAAP financial measures below, see the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2020. This information is also available on the Company’s website, www.nationalvision.com in our Investors section.
We define adjusted EBITDA as EBITDA (net income, plus interest expense, income tax provision (benefit), and depreciation and amortization), further adjusted to exclude stock compensation expense, debt issuance costs, loss on the extinguishment of debt, asset impairment, new store pre-opening expenses, non-cash rent, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, and other expenses.
We measure adjusted comparable store sales growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation in their 13th full month following the store’s opening; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are excluded when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation.
We define adjusted net income as net income, adjusted to exclude stock compensation expense, debt issuance costs, loss on extinguishment of debt, asset impairment, new store pre-opening expenses, non-cash rent, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, other expenses, amortization of acquisition intangibles and deferred financing costs, tax benefit of stock option exercises, less the tax effect of these adjustments.
We define adjusted diluted EPS as adjusted net income divided by weighted average diluted common shares outstanding.
Adjusted net income, Adjusted EBITDA, adjusted comparable store sales growth and adjusted diluted EPS are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
52      2020 Proxy Statement

APPENDIX A
National Vision Holdings, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Financial Measures
For the Fiscal Years Ended December 28, 2019 and December 29, 2018
In Thousands, Except Earnings Per Share
(Unaudited)
Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
In thousands	Fiscal Year 2019		Fiscal Year 2018
Net income (loss)	$32,798	1.9%	$23,653	1.5%
Interest expense	33,300	1.9%	37,283	2.4%
Income tax provision (benefit)	(2,309)	(0.1)%	(18,785)	(1.2)%
Depreciation and amortization	87,244	5.1%	74,339	4.8%
EBITDA	151,033	8.8%	116,490	7.6%
Stock compensation expense(a)	12,670	0.7%	20,939	1.4%
Debt issuance costs(b)	—	—%	200	—%
Loss on extinguishment of debt(c)	9,786	0.6%	—	—%
Asset impairment(d)	8,894	0.5%	17,630	1.1%
New store pre-opening expenses(e)	3,334	0.2%	2,229	0.1%
Non-cash rent(f)	3,208	0.2%	2,801	0.2%
Secondary offering expenses(g)	401	0.0%	2,451	0.2%
Management realignment expenses(h)	2,155	0.1%	—	—%
Long-term incentive plan(i)	2,830	0.2%	7,040	0.5%
Other(j)	6,370	0.4%	4,585	0.3%
Adjusted EBITDA/Adjusted EBITDA Margin	$200,681	11.6%	$174,365	11.3%
Note: Percentages reflect line item as a percentage of net revenue
2020 Proxy Statement      53

APPENDIX A
Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth
	Comparable store sales growth(a)
	Fiscal Year 2019	Fiscal Year 2018
Owned & host segment
America’s Best	7.1%	7.2%
Eyeglass World	5.8%	6.8%
Military	1.4%	(5.7)%
Fred Meyer	(4.4)%	(2.2)%
Legacy segment(b)	3.1%	0.6%

Total comparable store sales growth	6.5%	6.7%
Adjusted Comparable Store Sales Growth(c)	6.2%	5.7%

(a)
Total comparable store sales is calculated based on consolidated net revenue excluding the impact of  (i) corporate/other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month, and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the Chief Operating Decision Maker reviews, and consistent with reportable segment revenues presented in Note 16. “Segment Reporting” in our consolidated financial statements, with the exception of the Legacy segment, which is adjusted as noted in (c) (ii) below.

(b)
As a result of changes in applicable California law, certain optometrists employed by FirstSight Vision Services Inc. (“FirstSight”) were transferred to a professional corporation that contracts directly with our legacy segment in the fourth quarter of 2018, similar to optometrist transfers that occurred in the third quarter of 2017. Incremental eye exam revenue as a result of these changes in operations at FirstSight drove a favorable impact to comparable store sales growth in the Legacy segment of approximately 140 basis points for the three months ended December 28, 2019, and favorable impact of 180 basis points and 120 basis points for fiscal year 2019 and fiscal year 2018, respectively.

(c)
The differences between total comparable store sales growth based on consolidated net revenue and Adjusted Comparable Store Sales Growth are: (i) Adjusted Comparable Store Sales Growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in a decrease of 0.1% and 0.8% from total comparable store sales growth based on consolidated net revenue for fiscal year 2019 and fiscal year 2018, respectively, and (ii) Adjusted Comparable Store Sales Growth includes retail sales to the Legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement), resulting in a decrease of 0.2% from total comparable store sales growth based on consolidated net revenue for each of the fiscal years 2019 and 2018.

54      2020 Proxy Statement

APPENDIX A
Reconciliation of Adjusted Net Income to Net Income
In thousands	Fiscal Year 2019	Fiscal Year 2018
Net income (loss)	$32,798	$23,653
Stock compensation expense(a)	12,670	20,939
Debt issuance costs(b)	—	200
Loss on extinguishment of debt(c)	9,786	—
Asset impairment(d)	8,894	17,630
New store pre-opening expenses(e)	3,334	2,229
Non-cash rent(f)	3,208	2,801
Secondary offering expenses(g)	401	2,451
Management realignment expenses(h)	2,155	—
Long-term incentive plan(i)	2,830	7,040
Other(j)	6,370	4,585
Amortization of acquisition intangibles and deferred financing costs(k)	8,694	9,253
Tax benefit of stock option exercises(l)	(10,089)	(25,544)
Tax effect of total adjustments(m)	(14,933)	(13,309)
Adjusted Net Income	$66,118	$51,928
Reconciliation of Adjusted Diluted EPS to Diluted EPS
In thousands	Fiscal Year 2019	Fiscal Year 2018
Diluted EPS	$0.40	$0.30
Stock compensation expense(a)	0.16	0.26
Debt issuance costs(b)	0.00	—
Loss on extinguishment of debt(c)	0.12	0.00
Asset impairment(d)	0.11	0.22
New store pre-opening expenses(e)	0.04	0.03
Non-cash rent(f)	0.04	0.04
Secondary offering expenses(g)	—	0.03
Management realignment expenses(h)	0.03	—
Long-term incentive plan(i)	0.03	0.09
Other(j)	0.08	0.06
Amortization of acquisition intangibles and deferred financing costs(k)	0.11	0.12
Tax benefit of stock option exercises(l)	(0.12)	(0.32)
Tax effect of total adjustments(m)	(0.18)	(0.17)
Adjusted Diluted EPS	$0.81	$0.66
Weighted average diluted shares outstanding	81,683	79,041
Note: Some of the totals in the table above do not foot due to rounding differences
(a)
Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.

(b)
For fiscal year 2018, fees associated with the issuance of new term loans.

(c)
For fiscal year 2019, reflects write-off of deferred financing fees related to the extinguishment of debt.

(d)
Reflects write-off of property and equipment and lease-related assets on closed or underperforming stores for fiscal year 2019;

2020 Proxy Statement      55

APPENDIX A
additionally reflects non-cash charges related to impairment of long-lived assets, primarily goodwill in our Military and Fred Meyer brands for fiscal year 2018.
(e)
Pre-opening expenses, which include marketing and advertising, labor and occupancy expenses incurred prior to opening a new store, are generally higher than comparable expenses incurred once such store is open and generating revenue. We believe that such higher pre-opening expenses are specific in nature, are not indicative of ongoing core operating performance. We adjust for these costs to facilitate comparisons of store operating performance from period to period.

(f)
Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under GAAP exceeds or is less than our cash rent payments.

(g)
Expenses related to our secondary public offerings during fiscal years 2018 and 2019.

(h)
Expenses related to a non-recurring management realignment described in the Current Report on Form 8-K filed with the SEC on January 10, 2019.

(i)
Expenses pursuant to a long-term incentive plan for non-executive employees who were not participants in the management equity plan for fiscal year 2019. This plan was effective in 2014 following the acquisition of the Company by affiliates of KKR & Co. Inc. (the “KKR Acquisition”). During the third quarter of fiscal year 2018, $4.6 million cash payout was triggered as a result of the second secondary offering of common stock by KKR Sponsor and other selling shareholders. The remaining $2.4 million relates to the third secondary offering and is accrued but not paid as of fiscal year end 2018.

(j)
Other adjustments include the following amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted EBITDA and Adjusted Net Income) including our share of losses on equity method investments of  $1.8 million and $1.3 million for fiscal years 2019 and 2018, respectively; differences between the timing of expense versus cash payments related to contributions to charitable organizations of  $(1.0) million for the fiscal year 2018; costs of severance and relocation of  $2.3 million and $1.0 million for the fiscal years 2019 and 2018, respectively; excess payroll taxes related to stock option exercises of  $0.8 million and $1.8 million for fiscal year 2019 and 2018, respectively; and other expenses and adjustments totaling $1.0 million and $1.1 million for fiscal years 2019 and 2018, respectively.

(k)
Amortization of the increase in carrying values of definite-lived intangible assets resulting from the application of purchase accounting to the KKR Acquisition of  $7.4 million for each of the fiscal years 2019 and 2018; and Amortization of debt discounts associated with the March 2014 term loan borrowings in connection with the KKR Acquisition and, to a lesser extent, amortization of debt discounts associated with the May 2015 and February 2017 incremental First Lien—Term Loan B and the November 2017 First Lien—Term Loan B refinancing, aggregating to $1.3 million and $1.9 million of additional expense for fiscal years 2019 and 2018, respectively.

(l)
Tax benefit associated with accounting guidance adopted at the beginning of fiscal year 2017 (Accounting Standards Update 2016-09, Compensation—Stock Compensation), requiring excess tax benefits related to stock option exercises to be recorded in earnings as discrete items in the reporting period in which they occur.

(m)
Represents the income tax effect of the total adjustments, at our combined statutory federal and state income tax rates.

56      2020 Proxy Statement

Thank You
for being a stockholder
Learn more at www.nationalvision.com

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on June 9, 2020. Online Go to www.investorvote.com/EYE or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EYE 2020 Annual Meeting Proxy Card • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • 1. Elect Class III Directors of the Company: +For Withhold For Withhold For Withhold 01 - David M. Tehle 02 - Thomas V. Taylor, Jr. 03 - Virginia A. Hepner For Against Abstain For Against Abstain 2. Ratify Deloitte & Touche LLP to serve as the Company’s 3. Approve, in a non-binding advisory vote, the compensation paid independent registered public accounting firm for fiscal 2020. to the named executive officers. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 32BV + 037VTD

National Vision Holdings, Inc. 2020 Annual Meeting of Stockholders Admission Ticket June 10, 2020, 1:00 p.m. Eastern Time National Vision Headquarters* 2435 Commerce Avenue, Building 2200, Duluth, GA 30096 Upon arrival, please present this admission ticket and photo identification at the registration desk. * Important Note: Although we presently intend to hold the Annual Meeting in person, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving situation regarding the coronavirus (COVID-19) pandemic. As a part of our precautions regarding COVID-19, we may impose additional procedures or limitations on meeting attendees (beyond those described in the Proxy Statement) and are also planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance in a press release, and details on how to participate will be available at www.nationalvision.com/investors. The Notice of Internet Availability of Proxy Materials, the proxy card and related materials would not be updated to reflect the change to a virtual meeting and you would need the control number provided to attend the virtual Annual Meeting. Thus, it is very important that you retain your Notice of Internet Availability of Proxy Materials, proxy card and related materials, including your control number, through the date of the Annual Meeting. Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders. The Proxy Statement and Annual Report are available at: www.edocumentview.com/EYE Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EYE • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • National Vision Holdings, Inc. + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 10, 2020 L. Reade Fahs, Patrick Moore and Jared Brandman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of National Vision Holdings, Inc. to be held on June 10, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees listed in Proposal 1 (Election of Directors), FOR Proposal 2 (Ratification of Independent Registered Public Accounting Firm) and FOR Proposal 3 (Approval, in Non-Binding Advisory Vote, of Compensation Paid to Named Executive Officers). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. +